                                                                     Exhibit 2.1


                                                                  EXECUTION COPY


                        SECURITIES ACQUISITION AGREEMENT


                                   Dated as of


                                 April 26, 2005


                                     Between


                                  AVNET, INC.,
                                   the Buyer,


                                  THE SELLERS,
                                 as named herein


                                       and


                          MEMEC GROUP HOLDINGS LIMITED

                                TABLE OF CONTENTS



(This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provision of this Agreement.)

                                                                             Page
                                                                             ----

ARTICLE ONE  DEFINITIONS................................................       2

      SECTION 1.1      Definitions......................................       2
      SECTION 1.2.     Required Sellers.................................      11
      SECTION 1.3.     Accession to this Agreement......................      11

ARTICLE TWO  TERMS OF THE TRANSACTION...................................      12

      SECTION 2.1.     Exchange of Securities...........................      12
      SECTION 2.2.     Closing..........................................      13
      SECTION 2.3.     No Liens.........................................      16
      SECTION 2.4.     Issuance of Buyer Shares.........................      16
      SECTION 2.5.     Waiver and Release...............................      16

ARTICLE THREE  REPRESENTATIONS AND WARRANTIES OF THE SELLERS............      17

      SECTION 3.1.     Power and Authority..............................      17
      SECTION 3.2.     The Securities...................................      17
      SECTION 3.3.     Securities Laws..................................      17
      SECTION 3.4.     Articles.........................................      18

ARTICLE FOUR  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............      18

      SECTION 4.1.     Power and Capacity...............................      18
      SECTION 4.2.     Organization and Qualification...................      19
      SECTION 4.3.     Conflicting Instruments; Consents................      19
      SECTION 4.4.     Transfer of the Securities.......................      20
      SECTION 4.5.     Capitalization...................................      20
      SECTION 4.6.     Subsidiaries.....................................      20
      SECTION 4.7.     Financial Statements.............................      21
      SECTION 4.8.     Real Property....................................      22
      SECTION 4.9.     Personal Property................................      22
      SECTION 4.10.    Accounts Receivable and Inventory................      23
      SECTION 4.11.    Personnel........................................      23
      SECTION 4.12.    Labor Matters....................................      23
      SECTION 4.13.    Environmental Matters............................      24
      SECTION 4.14.    Non-ERISA Plans..................................      25
      SECTION 4.15.    ERISA Plans......................................      27

      SECTION 4.16.    Compliance with Law; Export Control
                       Laws.............................................      29
      SECTION 4.17.    Litigation.......................................      30
      SECTION 4.18.    Material Contracts...............................      30
      SECTION 4.19.    Absence of Certain Changes.......................      31
      SECTION 4.20.    Tax Matters......................................      33
      SECTION 4.21.    Insurance........................................      35
      SECTION 4.22.    Intellectual Property............................      35
      SECTION 4.23.    Permits..........................................      38
      SECTION 4.24.    Customers and Suppliers..........................      38
      SECTION 4.25.    Fees.............................................      39
      SECTION 4.26.    Controls and Procedures..........................      39

ARTICLE FIVE  REPRESENTATIONS AND WARRANTIES OF THE BUYER...............      39

      SECTION 5.1.     Organization and Qualification...................      39
      SECTION 5.2.     Conflicting Instruments; Consents................      40
      SECTION 5.3.     SEC Filings......................................      40
      SECTION 5.4.     Capitalization...................................      40
      SECTION 5.5.     Litigation.......................................      41
      SECTION 5.6.     Absence of Certain Changes.......................      41
      SECTION 5.7.     Brokers and Finders Fees.........................      41
      SECTION 5.8.     No Stockholder Vote Required.....................      41
      SECTION 5.9.     Buyer Environmental Matters......................      41
      SECTION 5.10.    Controls and Procedures..........................      43
      SECTION 5.11.    Tax Matters......................................      43

ARTICLE SIX  COVENANTS..................................................      44

      SECTION 6.1.     Access...........................................      44
      SECTION 6.2.     Transfer of the Securities.......................      45
      SECTION 6.3.     Conduct of the Business of the Company...........      45
      SECTION 6.4.     Conduct of the Business of the Buyer.............      47
      SECTION 6.5.     Further Assurances; Approvals; Consents..........      47
      SECTION 6.6.     Notice of Default................................      48
      SECTION 6.7.     Non-Solicitation.................................      48
      SECTION 6.8.     Employees........................................      49
      SECTION 6.9.     Restrictions on Transfer of Buyer
                       Shares...........................................      50
      SECTION 6.10.    Confidentiality..................................      50
      SECTION 6.11.    Shareholder Approval.............................      51
      SECTION 6.12.    Tax Clearance....................................      52

ARTICLE SEVEN  CONDITIONS TO THE BUYER'S OBLIGATIONS....................      52

      SECTION 7.1.     Representations and Warranties...................      52
      SECTION 7.2.     Legal Matters....................................      52
      SECTION 7.3.     Related Party Transactions.......................      53

      SECTION 7.4.     Tax Matters......................................      53
      SECTION 7.5.     Other Conditions.................................      54

ARTICLE EIGHT  CONDITIONS TO THE COMPANY AND THE SELLERS'
                  OBLIGATIONS...........................................      54

      SECTION 8.1.     Representations and Warranties...................      54
      SECTION 8.2.     Legal Matters....................................      55
      SECTION 8.3.     Other Conditions.................................      55

ARTICLE NINE  TERMINATION...............................................      55

      SECTION 9.1.     Termination......................................      55
      SECTION 9.2.     Effect of Termination............................      56

ARTICLE TEN  MISCELLANEOUS..............................................      56

      SECTION 10.1.    Expenses.........................................      56
      SECTION 10.2.    Governing Law....................................      57
      SECTION 10.3.    Notices..........................................      57
      SECTION 10.4.    Jurisdiction.....................................      58
      SECTION 10.5.    Entire Agreement.................................      58
      SECTION 10.6.    Binding Effect...................................      59
      SECTION 10.7.    Amendments; Waivers..............................      59
      SECTION 10.8.    Counterparts.....................................      59
      SECTION 10.9     Severability.....................................      59
      SECTION 10.10.   Specific Performance.............................      59
      SECTION 10.11.   Attorneys' Fees..................................      60
      SECTION 10.12.   Survival of the Representations and
                       Warranties.......................................      60


                                CROSS REFERENCES

Agreement...............................................................Preamble
Bond Sellers............................................................Recitals
Bonds...................................................................Recitals
Buyer...................................................................Preamble
Closing...................................................................2.2(a)
Closing Date..............................................................2.2(a)
Common Shares................................................................5.4
Company.................................................................Preamble
Company Marks............................................................4.22(b)
Company Registered Marks.................................................4.22(a)
Confidential Information.................................................6.10(a)
Drop Dead Date............................................................9.1(b)
ERISA....................................................................4.15(a)
ERISA Plans..............................................................4.15(a)
Fees......................................................................7.3(b)
Financial Statements......................................................4.7(a)
Funded Plan..............................................................4.14(e)
GAAP......................................................................4.7(b)
Inbound License Agreements ..............................................4.22(e)
Key Employee.............................................................4.11(a)
Leased Real Property......................................................4.8(a)
Material Contracts.......................................................4.18(a)
Multiemployer Plan.......................................................4.15(d)
MUSH.....................................................................4.20(b)
Nondisclosure Agreement...................................................6.1(d)
Non-ERISA Plans..........................................................4.14(a)
Organizational Documents..................................................4.3(a)
Outbound License Agreements .............................................4.22(e)

Owned Real Property.......................................................4.8(a)
Payments....................................................................6.11
PBGC.................................................................4.15(b)(vi)
Pension Plans............................................................4.15(a)
Permit......................................................................4.23
SEC Filing Date..............................................................5.3
SEC Filings..................................................................5.3
Section 280G................................................................6.11
Sellers.................................................................Preamble
Shares..................................................................Recitals
Subsidiaries..............................................................4.6(a)
USRPHC...................................................................4.20(d)
WARN......................................................................6.8(e)
Welfare Plans............................................................4.15(a)

                                    SCHEDULES

Schedule A                  Sellers and Bond Sellers
Schedule 3.2                Options
Schedule 4                  Knowledge - Company
Schedule 4.3(a)             Conflicting Instruments
Schedule 4.3(b)             Filings
Schedule 4.5(a)             Capitalization
Schedule 4.5(b)             Options
Schedule 4.6                Subsidiaries
Schedule 4.8(a)             Real Property
Schedule 4.8(b)             Possession of Leased Property
Schedule 4.9                Personal Property
Schedule 4.11(a)            Key Employees
Schedule 4.11(b)            Powers of Attorney
Schedule 4.11(c)            Directors and Officers of the Company
Schedule 4.11(d)            Redundancy Payments
Schedule 4.12(a)            Labor Matters
Schedule 4.12(b)            Labor Disputes
Schedule 4.13               Environmental Matters
Schedule 4.14(a)            Non-ERISA Plans
Schedule 4.14(b)            Non-ERISA Plan Documents
Schedule 4.14(f)            Additional Benefits
Schedule 4.15(a)            ERISA Plans
Schedule 4.15(k)            Change in Control Benefits
Schedule 4.16(b)            Compliance with Export Laws
Schedule 4.17               Litigation
Schedule 4.18(a)            Material Contracts
Schedule 4.18(c)            Obligations under Financing Arrangements
Schedule 4.19               Absence of Certain Changes
Schedule 4.20               Tax Matters
Schedule 4.21               Insurance
Schedule 4.22(a)(1)         Company Registered Marks
Schedule 4.22(a)(2)         IP Noncompliance
Schedule 4.22(d)            IP Ownership
Schedule 4.22(e)(1)         Inbound License Agreements
Schedule 4.22(e)(2)         Outbound License Agreements
Schedule 4.23               Permits
Schedule 4.24(a)            Customers
Schedule 4.24(b)            Suppliers
Schedule 4.25(a)            Brokers and Finders - Company
Schedule 4.25(b)            Fees and Expenses
Schedule 4.26               Controls and Procedures
Schedule 5                  Knowledge - Buyer
Schedule 5.4                Options - Buyer
Schedule 5.6                Certain Changes

Schedule 5.7                Brokers and Finders Fees - Buyer
Schedule 5.9                Buyer Environmental Matters
Schedule 6.3(b)             Conduct of Business Between Signing and Closing
Schedule 6.8(a)             Employment Agreements
Schedule 7.2                Antitrust Jurisdictions
Schedule 7.3                Related Party Transactions


                                    EXHIBITS

Exhibit A                   Form of Board Nominee Agreement
Exhibit B                   Form of Registration Rights Agreement
Exhibit 2.2(b)(v)           Form of FIRPTA Certificate
Exhibit 2.2(d)(ii)          Form of Indemnity For Lost Certificate

                        SECURITIES ACQUISITION AGREEMENT



      THIS SECURITIES ACQUISITION AGREEMENT (this "Agreement") is dated as of April 26, 2005 between Avnet, Inc., a New York corporation (the "Buyer"), on the one hand, and the Share Sellers and the Bond Sellers (together, the "Sellers") and Memec Group Holdings Limited, a company incorporated in England and Wales (the "Company"), on the other hand.


                                 R E C I T A L S

      A. The Persons listed on Schedule A as holding shares either (i) own directly, beneficially and as the registered shareholders or (ii) are the registered shareholders and have the legal capacity to transfer the beneficial title to, the issued shares of the Company as set forth opposite their name on Schedule A (the "Shares").

      B. The Buyer has made the Offer to acquire 100% of the share capital of the Company. The Offer is made on the terms and conditions of this Agreement, the Offer Document and the Form of Acceptance.

      C. As the original parties to this Agreement are the Buyer, the Committed Sellers and the Company, the provisions of Section 1.3 provide for the accession to this Agreement of the other persons listed on Schedule A upon the execution and delivery by any such person of the Form of Acceptance to the Buyer whereupon such Person will become a party, as a Share Seller, to this Agreement.

      D. The Buyer desires to acquire the Shares of the Share Sellers, and the Share Sellers desire to sell their Shares to the Buyer, all upon the terms and subject to the conditions set forth in the documents referred to in Recital B.

      E. Manchester Holdings Limited, a subsidiary of the Company, issued $403,414,000 face amount of Deep Discount Bonds and $452,212,000 face amount of Deep Discount Mezzanine Bonds (collectively, the "Bonds") to the Sellers listed on Schedule A (the "Bond Sellers").

      F. The Bond Sellers either: (i) own directly, beneficially and of record; or (ii) are the holders of record and have the legal capacity to transfer the beneficial title to, 100% of the Bonds.

      G. The Buyer desires to acquire the Bonds from the Bond Sellers, and the Bond Sellers desire to sell the Bonds to the Buyer, all upon the terms and subject to the conditions set forth in this Agreement.

                                A G R E E M E N T

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement and for other valuable consideration the Buyer, the Company and the Sellers agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 1.1 DEFINITIONS.

      "Acquisition Proposal" means any proposal for a merger or other business combination involving the Company or any of the Subsidiaries or business units or any proposal or offer to acquire in any manner, directly or indirectly, more than twenty percent (20%) of the outstanding equity interests in the Company or any of the Subsidiaries, more than twenty percent (20%) of the outstanding voting securities of the Company or any of the Subsidiaries or more than twenty percent (20%) of the assets of the Company or the Subsidiaries (other than sales of the Company's or the Subsidiaries' products in the ordinary course of business consistent with past practice or transactions contemplated by this Agreement).

      "Agreement" has the meaning set forth in the preamble.

      "Ancillary Agreements" means the Registration Rights Agreement, the Board Nominee Agreement, the Offer Document, the Framework Agreement and the Form of Acceptance.

      "B Director Consent" has the meaning set forth in the Framework Agreement.

      "B Directors" has the meaning set forth in the Framework Agreement.

      "B Shares" means the B Redeemable Shares of the Company, par value $0.01 per share.

      "Balance Sheet" means the audited consolidated balance sheet of the Company as at December 31, 2004, including the notes thereto.

      "Balance Sheet Date" means December 31, 2004.

      "Board Nominee Agreement" means the Board Nominee Agreement substantially in the form of Exhibit A hereto.

      "Bond Cash Consideration" means (i) the Outstanding Bond Obligation Amount times the Pro Rata Cash Portion minus (ii) the Management Bonus; provided, that in no event shall the Bond Cash Consideration exceed $53,957,003.18.

      "Bond Resolutions" has the meaning set forth in the Framework Agreement.

      "Bonds" has the meaning set forth in the Recitals.

      "Bond Sellers" has the meaning set forth in the Recitals.

      "Bond Share Consideration" means the number of Buyer Shares calculated by dividing (i) the Outstanding Bond Obligation Amount times the Pro Rata Share Portion by (ii) the price of one Common Share based on the five day average closing price of the Common Shares on the NYSE, as reported by The Wall Street Journal, Eastern Edition, as of the end of the Business Day prior to the Closing Date; provided, that in no event shall the Bond Share Consideration exceed the Total Share Consideration.

      "Business Day" means any day, not being a Saturday or Sunday, on which banks are generally open for business in London and New York.

      "Buyer" has the meaning set forth in the preamble.

      "Buyer Environmental Losses" shall mean all Claims, losses, judgments, damages (including damages for personal injury, or injury to property), penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonable attorneys' fees and disbursements and consultants' fees), any of which are incurred at any time as a result of: (A) the existence prior to the Closing Date of Hazardous Materials upon, about, or beneath the owned or leased real property of the Buyer or the Buyer Former Real Property or migrating or threatening to migrate to or from the owned or leased real property of the Buyer or the Buyer Former Real Property; or (B) a breach of Environmental Requirements or any liability under any Environmental Requirement relating to the Buyer or any of its subsidiaries, the owned or leased real property of the Buyer, the Buyer Former Real Property, or any real property or facility to which Hazardous Materials generated by the Buyer have been sent, regardless of whether the existence of such Hazardous Materials, liability or violation of Environmental Requirements arose prior to the ownership or operation of the owned or leased real property of the Buyer or the Buyer Former Real Property by the Buyer.

      "Buyer Former Real Property" means real property owned by the Buyer within the last five years.

      "Buyer Material Adverse Effect" means any circumstance, change in or effect on the Buyer and its subsidiaries that, individually or in the aggregate with all other circumstances, changes in or effects on the Buyer and its subsidiaries, is, or would reasonably be expected to be, materially adverse to the business or the assets, liabilities, results of operations or financial condition of the Buyer and its subsidiaries, taken as a whole; provided, however, that none of the following, either alone or in combination, shall be considered in determining whether there has been a Buyer Material Adverse Effect or a breach of a representation, warranty, covenant or agreement that is qualified by the term "Buyer Material Adverse Effect": (a) events, circumstances, changes or effects that generally affect the industries in which the Buyer and its subsidiaries operate, but that do not have a disproportionate impact on the Buyer and its subsidiaries; (b) general economic or political conditions or events, circumstances, changes or effects affecting the industries in which the Buyer and its subsidiaries operate, but that do not have a disproportionate impact on the Buyer and its subsidiaries; (c) changes arising from the consummation of the transactions contemplated by, or the announcement of the execution of, this

Agreement; (d) any change in accounting requirements or principles or change in applicable Law; and (e) the taking of any action approved or consented to in writing by the Company and the Required Sellers.

      "Buyer Shares" means the Common Shares to be issued to the Sellers in accordance with this Agreement and to Shareholders whose shares in the Company are acquired by exercise of the compulsory acquisition provisions in article 6 of the articles of association of the Company (as amended from time to time) including the application of those provisions under the Option Plan.

      "Cash Escrow" means the Share Cash Consideration, any Option Exercise Proceeds and any other funds in the escrow account maintained by the Escrow Agent for the benefit of the Share Sellers and the Shareholders (or the Person designated in writing by such Share Seller or Shareholder, as the case may be, at least three Business Days prior to Closing).

      "Claim" means any writ, action, injunction, decree, order, demand, judgment, lawsuit, claim, complaint, proceeding, citation, directive, summons, notice letter, request for information or investigation undertaken or issued under any Environmental Requirement.

      "Closing" has the meaning set forth in SECTION 2.2(a).

      "Closing Date" has the meaning set forth in SECTION 2.2(a).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Committed Sellers" means the Sellers who have executed the Framework Agreement.

      "Common Shares" has the meaning set forth in SECTION 5.4.

      "Company" has the meaning set forth in the preamble.

      "Company Marks" has the meaning set forth in SECTION 4.22(b).

      "Company Registered Marks" has the meaning set forth in SECTION 4.22(a).

      "Confidential Information" has the meaning set forth in SECTION 6.10(a).

      "Copyrights" means copyrights (whether registered or unregistered) and registrations and applications therefor.

      "Data Room" means the data rooms located in the offices of Simpson Thacher & Bartlett LLP located in Los Angeles, California, New York, New York and London, England and all documents therein as reflected in the data room index or delivered to the offices of Gibson, Dunn & Crutcher LLP.

      "Disclosure Schedule" means the schedules delivered by the Company to the Buyer concurrently herewith and identified as the "Schedules". The Disclosure Schedules have been delivered by the Company to the Buyer on the date hereof and the Disclosure Schedules have been reviewed and accepted by the Buyer.

      "Dragged Shareholder" means those persons listed in Schedule A other than the Share Sellers.

      "Drop Dead Date" has the meaning set forth in SECTION 9.1(b).

      "Environment" means all or any of the following media: air (including air within buildings or other natural or man-made structures whether above or below ground), water (including surface waters, underground waters, groundwater, coastal and inland waters and water within any natural or man-made structures), and land (including soil and river beds under any waters, surface land and sub-surfaced land).

      "Environmental Losses" shall mean all Claims, losses, judgments, damages (including damages for personal injury, or injury to property), penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonable attorneys' fees and disbursements and consultants' fees), any of which are incurred at any time as a result of: (A) the existence prior to the Closing Date of Hazardous Materials upon, about, or beneath the Real Property or Former Real Property or migrating or threatening to migrate to or from the Real Property or Former Real Property; or (B) a breach of Environmental Requirements or any liability under any Environmental Requirement relating to the Company or any of the Subsidiaries, the Real Property, the Former Real Property, or any real property or facility to which Hazardous Materials generated by the Company have been sent, regardless of whether the existence of such Hazardous Materials, liability or violation of Environmental Requirements arose prior to the ownership or operation of the Real Property or the Former Real Property by the Company or any of the Subsidiaries.

      "Environmental Requirements" shall mean all and any Laws relating to: (A) the protection of human health or the Environment; (B) the treatment, storage, disposal, handling, release, investigation or Remediation of Hazardous Materials; or (C) exposure of persons to Hazardous Materials.

      "ERISA" has the meaning set forth in SECTION 4.15(a).

      "ERISA Affiliate" means a corporation which is a member of a controlled group of corporations with the Company or any Subsidiary within the meaning of
Section 414(b) of the Code, a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with the Company or any Subsidiary within the meaning of Section 414(c) of the Code, or a member of an affiliated service group with the Company or any Subsidiary within the meaning of Section 414(m) or Section 414(o) of the Code.

      "ERISA Plans" has the meaning set forth in SECTION 4.15(a).

      "Escrow" means the Cash Escrow and the Share Escrow.

      "Escrow Agent" means the escrow agent selected by the Buyer subject to the approval of the Required Sellers, which may not be unreasonably withheld or delayed.

      "Escrow Agreement" means the agreement dated as of the Closing Date between the Required Sellers, the Buyer and the Escrow Agent in a form reasonably acceptable to the Buyer and the Required Sellers.

      "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Fees" has the meaning set forth in SECTION 7.3(b).

      "Financial Statements" has the meaning set forth in SECTION 4.7(a).

      "Financing Agreement" means any loan made by any shareholder of the Company to the Company or any of the Subsidiaries or any other agreement, contract or arrangement under which the Company or any of the Subsidiaries have borrowed $5,000,000 or more (other than intercompany loans).

      "Form of Acceptance" has the meaning set forth in the Offer Document.

      "Former Real Property" shall mean any real property or facility formerly owned, leased, occupied or operated by the Company or any of its Subsidiaries.

      "Framework Agreement" means the agreement dated the same date as this agreement relating to the Offer between the Committed Sellers, the Buyer and the Company.

      "Funded Plan" has the meaning set forth in SECTION 4.14(e).

      "GAAP" has the meaning set forth in SECTION 4.7(b).

      "Governmental Authority" means any authorities, agencies, departments, commissions, boards, bureaus, instrumentalities, courts or tribunals of any federal, state, local or foreign governments or governmental agencies, departments, regulators or bodies.

      "Hazardous Materials" means any substance: (A) the presence of which requires investigation or Remediation under any Environmental Requirement; (B) that is defined as a "solid waste," "hazardous waste," "hazardous substance," "hazardous material," "pollutant" or "contaminant" under any Environmental Requirement; (C) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Authority; (D) the presence of which causes or threatens to cause a nuisance, trespass or other tortious condition; (E) that contains gasoline, diesel fuel, fuel oil, petroleum hydrocarbons, PCBs, toxic molds, asbestos, or urea formaldehyde foam insulation; or (F) is otherwise regulated by any Environmental Requirement.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

      "Impairments" has the meaning set forth in SECTION 4.8(c).

      "Inbound License Agreements" has the meaning set forth in SECTION 4.22(e).

      "Intellectual Property" means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States of America or any other jurisdiction: (A) Marks; (B) Patents; (C) Copyrights; (D) Trade Secrets and (E) moral rights, publicity rights and any other proprietary, intellectual or industrial property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights or Trade Secrets.

      "Investment Agreement" means the investment agreement relating to the Company dated August 4, 2000 between the Company, Manchester Holdings Limited, the Managers (as defined therein), the Investors (as defined therein) and Schroder Venture Advisers.

      "IRS" means the Internal Revenue Service.

      "Law" means any federal, state, provincial, local or foreign statute, subordinate legislation, law (including common law), ordinance, regulation, directive, rule, policy, code, practice, circular, guidance and the like, or order.

      "Leased Property" has the meaning set forth SECTION 4.8(a).

      "Liens" means any security interest, pledge, hypothecation, mortgage, lien, restriction, encroachment, easement, defect of title, adverse claim, option, lease or other claim, charge or encumbrance of any nature whatsoever.

      "Majority Share Sellers" means Permira Europe II Nominees Limited, Permira UK Ventures IV Nominees Limited, Schroder Ventures US Fund LP1, Schroder Ventures US Fund LP2 and DB Industrial Holdings GmbH.

      "Management Bonus" means the bonuses payable to employees of the Company pursuant to Section 6.8(a).

      "Marks" means trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights, and applications (including intent to use applications) to register any of the foregoing.

      "Material Adverse Effect" means any circumstance, change in or effect on the Company and the Subsidiaries that, individually or in the aggregate with all other circumstances, changes in or effects on the Company and the Subsidiaries, is, or would reasonably be expected to be, materially adverse to the business or the assets, liabilities, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole; provided, however, that none of the following, either alone or in combination, shall be considered in determining whether there has been a Material Adverse Effect or a breach of a representation, warranty, covenant or agreement that is qualified by the term "Material Adverse Effect": (a) events, circumstances, changes or effects that generally affect the industries in which the Company and the Subsidiaries operate but that do not have a disproportionate impact on the Company and the Subsidiaries; (b) general economic or political conditions or events, circumstances, changes or effects affecting the industries in which the Company and the Subsidiaries operate, but that do not have a disproportionate impact on the Company and the Subsidiaries; (c) changes arising from the consummation of the transactions contemplated by, or the announcement of the execution of, this Agreement; (d) any change in accounting requirements or principles or change in applicable Law; and (e) the taking of any action approved or consented to in writing by the Buyer.

      "Material Contracts" has the meaning set forth in SECTION 4.18(a).

      "Multiemployer Plan" has the meaning set forth in SECTION 4.15(d).

      "MUSH" has the meaning set forth in SECTION 4.20(b).

      "Nondisclosure Agreement" has the meaning set forth in SECTION 6.1(d).

      "Non-ERISA Plans" has the meaning set forth in SECTION 4.14(a).

      "NYSE" means the New York Stock Exchange.

      "Offer" has the meaning set forth in the Offer Document.

      "Offer Document" has the meaning set forth in the Framework Agreement.

      "Option" shall mean any Option (as such term is defined in the Option
Plan) other than a Phantom Option (as such term is defined in any Schedule to the Option Plan).

      "Option Exercise Proceeds" means an amount equal to the aggregate exercise price paid to the Company by holders of Options upon the exercise of Options following the Closing Date.

      "Option Plan" means the Memec Group Holdings Limited Global Share Option Plan 2001.

      "Organizational Documents" has the meaning set forth in SECTION 4.3(a).

      "Outbound License Agreements" has the meaning set forth in SECTION
4.22(e).

      "Outstanding Bond Obligation Amount" means $473,314,143 plus unpaid interest and other amounts that accrue on the Bonds between the date hereof and the Closing Date.

      "Owned Real Property" has the meaning set forth in SECTION 4.8(a).

      "Patents" means patents and patent applications (including continuation, divisional, continuation-in-part, reexamination and reissue patent applications, and any patents issuing therefrom), and rights in respect of utility models or industrial designs.

      "PBCG" has the meaning set forth in SECTION 4.15(b)(vi).

      "Pension Plans" has the meaning set forth in SECTION 4.15(a).

      "Permit" has the meaning set forth in SECTION 4.23.

      "Permitted Lien" means (i) any Lien reflected on the Balance Sheet, (ii) Liens reflected on Schedule 4.8, (iii) Liens for Taxes and other governmental charges and assessments that are not yet due and payable, (iv) Liens for carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business, (v) Liens incurred in the ordinary course of business that are insignificant, individually or in the aggregate, to the operation of the Company's business and (vi) easements, rights of way, title imperfections and restrictions, zoning ordinances and other Liens affecting any real property that do not materially interfere with the current use of the properties affected thereby.

      "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

      "Pro Rata Cash Portion" means the quotient of (i) the Total Cash Consideration divided by (ii) the Total Consideration.

      "Pro Rata Share Portion" means 1.00 minus the Pro Rata Cash Portion.

      "Property Lease" means any agreement, including any amendments or modifications thereto, pursuant to which the Company or the Subsidiaries is the tenant, subtenant, or occupant and which has (i) an annual base rent of $250,000 or more or (ii) a remaining term of three years or more (excluding any extension options) and aggregate base rental obligations of not less than $1,000,000 for such remaining term.

      "Real Property" means the Owned Real Property and the Leased Property.

      "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form of Exhibit B hereto.

      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping or disposing into the Environment (including the abandonment or discharging of barrels, containers and other closed receptacles containing Hazardous Materials).

      "Remediation" shall mean any works or action: (A) limiting, mitigating, remediating, preventing, removing or containing the presence or effect of any Hazardous Substance in or on the Environment; and/or (B) any investigations, sampling, testing or monitoring in connection with (A).

      "Required Sellers" means the Share Sellers holding at least 50% in nominal value of the Shares and the Bond Sellers holding at least 50% of the face amount of the Bonds.

      "Resolution" means Resolution numbered 1 in the Framework Agreement.

      "SEC" means the Securities and Exchange Commission.

      "SEC Filing Date" has the meaning set forth in SECTION 5.3.

      "SEC Filings" has the meaning set forth in SECTION 5.3.

      "Securities" means the Shares and the Bonds.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Sellers" has the meaning set forth in the preamble.

      "Share Cash Consideration" means the amount, if any, equal to the Total Cash Consideration minus: (i) the Bond Cash Consideration; and (ii) the Management Bonus.

      "Share Consideration" means the number of Buyer Shares, if any, equal to the Total Share Consideration minus the Bond Share Consideration.

      "Share Escrow" means the Buyer Shares in the escrow account maintained by the Escrow Agent for the benefit of the Share Sellers and the Shareholders (or the Person designated in writing by such Share Seller or Shareholder, as the case may be, at least three Business Days prior to Closing).

      "Shareholder" means any Person (other than the Buyer) who holds Shares, but is not a Share Seller, including any Person who holds any shares in the Company as a result of the exercise of any Option under rule 5.2 of the Option Plan.

      "Shares" has the meaning set forth in the recitals.

      "Share Sellers" means (i) the Committed Sellers and (ii) those persons who execute and deliver to the Buyer the Form of Acceptance.

      "Significant Subsidiaries" means Manchester U.S. Holdings Inc. and Manchester LLC.

      "Subsidiaries" has the meaning set forth in SECTION 4.6(a).

      "Tax Return" includes any material report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes.

      "Taxes" means any federal, state, local or foreign income or gross receipts tax, alternative or add-on minimum tax, sales or use tax, customs duty or any other tax, charge, fee, levy or other assessment including without limitation property, transfer, occupation, service, license, payroll, value added, franchise, excise, withholding, ad valorem, severance, stamp, premium, windfall profit, employment, rent or other tax, governmental fee or like assessment or charge of any kind whatsoever, together with any interest, fine or penalty thereon, addition to tax, additional amount, deficiency, assessment or governmental charge imposed by any federal, state, local or foreign taxing authority.

      "Title Documents" all deeds, title insurance policies, surveys, mortgages, certificates of occupancy, building permits and inspection certificates, agreements and other documents granting to the Company or any of the Subsidiaries title to or an interest in or otherwise affecting any Real Property, together with all amendments, modifications and supplements thereto.

      "Total Cash Consideration" means $63,957,003.18.

      "Total Consideration" means the Total Cash Consideration plus the dollar value of the Total Share Consideration based on the five day average closing price of the Common Shares on the NYSE, as reported by The Wall Street Journal, Eastern Edition, as of the end of the Business Day prior to the Closing Date.

      "Total Share Consideration" means 24,011,171 Common Shares.

      "Trade Secrets" means know-how, inventions, discoveries, methods, processes, techniques, methodologies, formulae, algorithms, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing.

      "USRPHC" has the meaning set forth in SECTION 4.20(d).

      "WARN" has the meaning set forth in SECTION 6.8(e).

      "Welfare Plans" has the meaning set forth in SECTION 4.15(a).

SECTION 1.2.      REQUIRED SELLERS.

      Where this Agreement provides or requires the waiver or consent of, or notice or information to be given to, the Sellers, each Seller agrees that such provision or requirement shall be satisfied by the waiver or consent of, or notice or information being given to, or the right being exercised by, the Required Sellers.

SECTION 1.3.      ACCESSION TO THIS AGREEMENT.

      The rights and obligations expressed in this Agreement in respect of any Share Seller (whether such rights and obligations are of an original party to this Agreement or any Share Seller who accedes to it) will arise:

      (a) in respect of a Share Seller who is a Committed Seller, on the execution and delivery to the Buyer of this Agreement; and

      (b) in respect of any other Share Seller, on the execution and delivery to the Buyer of the Form of Acceptance, which will constitute the accession of that Share Seller to this Agreement as if named in it as a Share Seller.

                                   ARTICLE TWO

                            TERMS OF THE TRANSACTION

SECTION 2.1.      EXCHANGE OF SECURITIES.

      (a) On the Closing Date (as defined in Section 2.2 below), (i) subject to the satisfaction of the conditions set forth in Articles 7 and 8 of this
Agreement:

            (i) Each of the Bond Sellers, severally and not jointly, shall sell and agrees to transfer to the Buyer the number of Bonds set forth opposite its name on Schedule A, and the Buyer shall pay to each Bond Seller an amount of cash equal to such Bond Seller's pro rata portion of the Bond Cash Consideration and shall deliver to each Bond Seller (or the Person designated in writing by such Bond Seller at least three Business Days prior to Closing) the number of Buyer Shares equal to such Bond Seller's pro rata portion of the Bond Share Consideration.

            (ii) Each of the Share Sellers, severally and not jointly, shall sell and agrees to transfer to the Buyer the number of Shares set forth opposite its name on Schedule A and the Buyer shall deposit in the Cash Escrow the Share Cash Consideration and in the Share Escrow, the Share Consideration.

      (b) The Buyer shall deposit in the Cash Escrow an amount equal to any Option Exercise Proceeds in respect of any exercise of the Options after the Closing promptly following any such exercise.

      (c) On the Business Day following the day which is 14 days after the Closing Date, the Escrow Agent shall release to each Share Seller and Shareholder (or the Person designated in writing by such Share Seller or Shareholder, as the case may be, at least three Business Days prior to Closing) the amount of cash, equal to its, his or her respective pro rata portion of the Cash Escrow and shall deliver to each Share Seller and Shareholder (or the Person designated in writing by such Share Seller or Shareholder, as the case may be, at least three Business Days prior to Closing) the number of Buyer Shares, if any, equal to its, his or her respective pro rata portion of the Share Consideration in each case in respect of all the Shares set out opposite their respective names on Schedule A and any shares in the Company issued as a result of the exercise of any Options under rule 5.2 of the Option Plan. THE BUYER EXPRESSLY AGREES THAT IT AND THE ESCROW AGENT SHALL HAVE NO RIGHT TO OFFSET, SET OFF OR WITHHOLD ANY AMOUNT FROM THE CASH CONSIDERATION, THE SHARE CONSIDERATION OR THE ESCROW AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY ANY SELLER OR THE COMPANY OF ANY REPRESENTATION, WARRANTY OR COVENANT SET FORTH IN THIS AGREEMENT OR ANY ANCILLARY AGREEMENT.

      (d) Notwithstanding anything to the contrary contained herein, in the event the Share Cash Consideration would otherwise equal $0, then an amount equal to $.001 times the number of Shares and shares in the Company the subject of Options outstanding on the Closing Date shall be deducted from the Bond Cash Consideration and deposited in the Cash Escrow.

      (e) No certificates representing fractional shares of Buyer Shares shall be issued to any Seller or Shareholder pursuant to this Agreement. In lieu of receiving any such fractional share (after taking into account all of the Buyer Shares delivered to any such Person), any such Seller or Shareholder shall receive from the Buyer cash (without interest) in an amount rounded to the nearest whole cent, determined by multiplying (i) the five day average closing price of the Common Shares on the NYSE, as reported by the Wall Street Journal, Eastern Edition ending on Business Day prior to the Closing Date by (ii) the fractional share to which such holder would otherwise be entitled. The Buyer shall make available to the Escrow Agent the cash necessary to pay any amounts payable to the Share Sellers and Shareholders pursuant to this Section 2.1(e).

      (f) All fees and expenses arising under the Escrow Agreement, including the fees and expenses of the Escrow Agent, will be paid by the Buyer in cash and shall not be deducted from the Escrow.

SECTION 2.2.      CLOSING.

      (a) Unless this Agreement shall have been terminated pursuant to the provisions of Article Nine, the closing of the purchase and sale of the Securities (the "Closing") shall be held at the offices of Gibson, Dunn & Crutcher LLP located at 200 Park Avenue, New York, New York 10166, or at such other place as the parties may agree upon, at 10:00 A.M., local time, on the date that is three Business Days after all of the conditions set forth in Article Seven and Article Eight have been met or at such other place, time or date as the Buyer, the Company and the Required Sellers may agree (the "Closing Date").

      (b) At or prior to the Closing, the Company shall have furnished or made available to the Buyer the following:

            (i) the Organizational Documents of the Company and the Subsidiaries and all amendments thereto, duly certified by the proper officials of the jurisdiction in which such company is organized and duly certified by the Secretary of such company as being in full force and effect on the Closing Date;

            (ii) resignations, effective on the Closing Date, of those directors and company secretaries of the Company as the Buyer may designate in writing to the Company no later than 3 Business Days prior to the Closing Date and the Company shall use reasonable efforts to provide the resignations of those directors and company secretaries of the Subsidiaries as the Buyer may direct in writing no later than 3 Business Days prior to the Closing Date; provided, that in each case such resignations shall acknowledge in a legally enforceable document that, other than any unpaid director's or secretary's fees and expenses properly incurred up to and including the Closing Date in the exercise of their duties as a director or company secretary (as the case may be), such directors and company secretaries have no claim against the Company or any Subsidiary whether for loss of office or otherwise in connection with the resignation of such directorship or secretaryship;

            (iii) the complete and correct corporate minute books, and to the extent available, stock ledgers, stock transfer records, statutory registers, share certificate books and corporate seals of the Company and the Significant Subsidiaries;

            (iv) the complete and correct (in all material respects) corporate minute books and stock ledgers, stock transfer records, statutory registers, share certificate books and corporate seals (if any) of the Subsidiaries;

            (v) a statement meeting the requirements of Treasury Regulation
      Section 1.1445-2(c)(3) that MUSH is not a USRPHC within the meaning of
      Section 897 of the Code and was not a USRPHC on any determination date (as defined) in Treasury Regulation Section 1.897-2(c) that occurred in the five-year period preceding the Closing Date in the form of Exhibit 2.2(b)(v) hereto;

            (vi) duly executed transfers of each share in a Subsidiary which is not registered in the name of the Company or another Subsidiary in favor of the Buyer or as it may direct, together with the relevant share certificate(s);

            (vii) the (x) resignation of the auditors of the Company and each Subsidiary effective on the Closing Date in each case confirming that there are no circumstances connected with their resignation which should be brought to the attention of the members or creditors of the Company or a Subsidiary or (y) the removal of the auditors of the Company and each Subsidiary, in accordance with Law, effective on the Closing Date;

            (viii) the Registration Rights Agreement, duly executed by the parties thereto other than the Buyer;

            (ix) the Board Nominee Agreement, duly executed by the parties thereto other than the Buyer;

            (x) the Escrow Agreement, duly executed by the parties thereto other than the Buyer;

            (xi) certified copies of minutes of the Company authorizing the execution and entry into of this Agreement and the Ancillary Agreements to which it is a party; and

            (xii) such other documents relating to the Company or the Subsidiaries as the Buyer may reasonably request.

      (c) At or prior to the Closing, the Buyer shall have furnished or made available to the Required Sellers, for the benefit of the Sellers:

            (i) the charter documents of the Buyer and all amendments thereto, duly certified by the appropriate officials of the jurisdiction in which the Buyer was organized;

            (ii) the by-laws (or equivalent thereof) of the Buyer, duly certified by the Secretary of the Buyer as being in full force and effect on the Closing Date;

            (iii) the Registration Rights Agreement duly executed by the Buyer;

            (iv) the Board Nominee Agreement duly executed by the Buyer;

            (v) the Escrow Agreement, duly executed by the Buyer; and

            (vi) such other documents relating to the Buyer as the Company may reasonably request.

      (d)   At the Closing:

            (i) each Bond Seller shall deliver to the Buyer a duly executed instrument of transfer in favor of the Buyer in writing as approved by the Bond issuer's board of directors, together with the relevant bond certificate (or an indemnity in a form reasonably acceptable to the Buyer in respect of lost bond certificates) for all of the Bonds listed opposite such Bond Seller's name on Schedule A and the Buyer shall deliver to or for the benefit of such Bond Seller his, her or its pro rata portion of the Aggregate Bond Consideration in accordance with Section 2.1;

            (ii) each Share Seller shall deliver or procure the delivery to the Buyer of a stock transfer form (duly executed by such Share Seller or by a duly appointed attorney on behalf of such Share Seller) in favor of the Buyer, together with the relevant share certificates (or an indemnity for lost certificate in the form of Exhibit 2.2(d)(ii) hereto in respect of lost share certificates) for all of the Shares listed opposite such Share Seller's name on Schedule A and the Buyer shall deposit the Aggregate Share Consideration in the Escrow in accordance with Section 2.1. Notwithstanding any other terms of this Agreement, in accordance with the Offer Document, the Buyer shall not be obligated to deliver any consideration to any Share Seller unless and until that Share Seller shall have delivered to the Buyer such share certificates or such an indemnity in respect of lost share certificates); and

            (iii) the Buyer is not obligated to close or purchase any Securities if less than all of the Securities outstanding at Closing are tendered at the Closing in accordance with the terms hereof.

      (e) The Sellers shall procure that a board meeting of the Company (and Memec Holdings Limited, but only in the case of (iii) below) is held at or prior to the Closing at which it is resolved that, effective as of the Closing Date:

            (i) such persons as the Buyer nominates (no later than 3 Business Days prior to the Closing Date) are appointed as additional directors and the secretary of that company effective as of the Closing Date;

            (ii) its registered office is changed to such address as the Buyer may indicate no later than 3 Business Days prior to the Closing Date;

            (iii) the transfers referred to in Sections 2.2(d)(i) and 2.2(d)(ii) (subject only to their being, in the case of the Shares, duly stamped) are approved for registration by the Company (in the case of the Shares) and Memec Holdings Limited (in the case of the Bonds); and

            (iv) such auditors as the Buyer may indicate no later than 3 days prior to Closing are appointed as auditors with effect from the Closing Date.

SECTION 2.3.      NO LIENS.

      The Securities shall be sold free from all Liens and together with all rights attaching to them at the date of this Agreement and, in the case of the Shares, fully paid.

SECTION 2.4.      ISSUANCE OF BUYER SHARES.

      The Buyer Shares to be issued as the Total Stock Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance thereof is not subject to any Liens or preemptive or similar right.

SECTION 2.5.      WAIVER AND RELEASE.

      Each Seller, severally and not jointly with any other Seller:

      (a) covenants with the Buyer that he, she or it has the right to sell and transfer to the Buyer the full legal and beneficial interest in those Securities to be sold by him, her or it on the terms set out in this Agreement;

      (b) waives (and shall procure the waiver by his, her or its nominee(s) of) all rights of pre-emption and other restrictions on transfer rights which he, she or it (or such nominee(s)) may have (whether under the Company's articles of association or otherwise) in respect of the transfer to the Buyer or its nominee(s) of any of the Shares;

      (c) agrees and acknowledges that it has no claims against any other Seller or any of their affiliates, advisors, agents, directors, employees or representatives in respect of the entry into or performance of this Agreement; and

      (d) effective as of the Closing Date, upon issuance of the Buyer Shares in accordance with the terms of this Agreement, for valuable consideration receipt of which is hereby acknowledged, on behalf of himself, herself or itself and such Seller's successors, heirs, executors, administrators and assigns, does hereby remise, release and forever discharge the Company and the Subsidiaries, and their successors, assigns, officers, directors, agents, employees and counsel, from all manner of actions, causes of action, suits, debts, sums of money, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, which such Seller ever had, now has or hereafter can, shall or may have, for, upon or by reason of its ownership of the Securities arising prior to or contemporaneously with the Closing; provided, however, that nothing in this clause (d) shall operate to release any obligations of the Buyer arising under this Agreement or the Ancillary Agreements.

                                  ARTICLE THREE

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      Each of the Sellers, severally and not jointly with any other Seller, represents and warrants to the Buyer, as of the date hereof and as of the Closing Date, as follows:

SECTION 3.1.      POWER AND AUTHORITY.

      Such Seller has all requisite power and authority or if an individual, legal capacity, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform the obligations of such Seller hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which such Seller is a party have been duly authorized, executed and delivered by such Seller, constitute the valid and binding agreements of such Seller and are enforceable against such Seller in accordance with their terms.

SECTION 3.2.      THE SECURITIES.

      Such Seller is either (i) the beneficial and registered owner of the Securities set forth opposite such Seller's name on Schedule A or (ii) is the registered owner of such Securities and has the legal capacity to transfer the beneficial title to such Securities. Such Securities are held by such Seller as the registered owner thereof, free and clear of all Liens (other than Liens created by this Agreement) and are not subject to any restriction with respect to their transferability (other than restrictions on transfer under applicable federal, state and foreign securities laws). Except for this Agreement, the Framework Agreement and as set forth on Schedule 3.2, such Seller (i) is not party to and has not granted to any other Person, any options, warrants, subscription rights, rights of first refusal or any other rights providing for the acquisition or disposition of the Securities or any other equity interest in the Company or the Subsidiaries and (ii) is not a party to any voting agreement, voting trust, proxy or other agreement or understanding with respect to the voting of any of the Shares.

SECTION 3.3.      SECURITIES LAWS.

      (a) Such Seller that is a U.S. person is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act, and is financially able to hold the Buyer Shares for long term investment and to suffer a complete loss of its investment in the Buyer Shares. The Buyer Shares are being acquired by such Seller for its own account for investment purposes, and not with a view to any distribution thereof within the meaning of the Securities Act. Such Seller has had the opportunity to ask questions of the Buyer and its subsidiaries and their officers and employees and to receive to its satisfaction such information about the business and financial condition of the Buyer and its subsidiaries as it considers necessary or appropriate for deciding whether to consummate the transactions contemplated hereby, and such Seller is fully capable of understanding and evaluating the risks associated with the ownership of the Buyer Shares.

      (b) Such Seller has conducted its own diligence investigation with respect to the merits and risks associated with its ownership of the Buyer Shares as it deems appropriate. No

Seller is relying on nor has relied on (i) any representation by the Buyer or any affiliate or representative of the Buyer, other than the representations and warranties of the Buyer hereunder or (ii) any due diligence or other investigation conducted by any other Seller.

      (c) Such Seller acknowledges (i) except as contemplated by the Registration Rights Agreement, that the Buyer Shares will not be registered under the Securities Act or under the securities laws of any state and must be held by such Seller indefinitely unless the resale of the Buyer Shares is subsequently registered under the Securities Act and any applicable state securities law or an exemption from such registration becomes or is available and (ii) in addition to any legend required by law or any other agreement by which such Seller is bound, the Buyer shall place the following legend on any certificate representing the Buyer Shares:

            "THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO RESTRICTION. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

SECTION 3.4.      ARTICLES.

      Each of the Majority Share Sellers hereby represents and warrants that the provisions set forth in Section 16 of the Articles of Association of the Company has not been and will not be triggered as a result of the transactions contemplated by this Agreement and the Ancillary Agreements.

                                  ARTICLE FOUR

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Buyer, as of the date hereof and as of the Closing Date, as set forth in this Article Four.

      Any reference to a party's "knowledge" means with respect to the Company, the actual knowledge of the persons set forth on Schedule 4; provided, that if such persons shall have actual knowledge of facts and circumstances that would lead a reasonably prudent person to inquire and gain actual knowledge of a particular matter, such person shall be deemed to have actual knowledge of such matter unless they make such further inquiry.

SECTION 4.1.      POWER AND CAPACITY.

      The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other Ancillary Agreements to which it is a party, to perform the obligations of the Company hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which the Company is a party have been duly authorized, and when executed and delivered by the Company, shall constitute the valid and binding agreement of the Company and will be enforceable against the Company in accordance with their terms.

SECTION 4.2. ORGANIZATION AND QUALIFICATION.

     (a) The Company is a limited company duly incorporated under English law and has been in continuous existence since incorporation. The Company is qualified to do business as a foreign corporation in each jurisdiction where the nature of its business or the character or location of its properties makes such qualification necessary, except to the extent that the failure to so qualify has not had a Material Adverse Effect. The Company has all requisite corporate power and authority to own or lease and operate its material properties and assets and to carry on its business as now conducted.

     (b) Accurate and complete copies of the Organizational Documents and the minute books of the Company have been made available to the Buyer and accurate and complete copies of the stock ledgers and stock transfer records of the Company and the Subsidiaries have been, or prior to Closing will be, furnished to the Buyer. Such minute books contain the minutes of all meetings of the shareholders and the board of directors, and all committees thereof, of the Company. All such meetings of the Company were duly called and held, and a quorum was present and acting throughout each such meeting. Such stock ledgers and stock transfer records reflect all issuances and registrations of transfer of all shares of capital stock of the Company and the certificates representing all canceled shares of capital stock have been returned to the stock ledger.

     (c) The Committed Sellers either: (i) own directly, beneficially and as the registered shareholders; or (ii) are the registered shareholders and have the legal capacity to transfer the beneficial title to, at least 94.6% (by number) of the Shares and the Bond Sellers either: (x) own directly, beneficially and of record; or (y) are the holders of record and have the legal capacity to transfer the beneficial title to, 100% of the Bonds.

SECTION 4.3. CONFLICTING INSTRUMENTS; CONSENTS.

     (a) Except as set forth on Schedule 4.3(a), the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate any provision of the articles of incorporation or the by-laws (or the equivalent thereof), as amended from time to time (collectively, the "Organizational Documents") of the Company or any of the Subsidiaries, or (ii) result in the creation of any Lien upon the Securities or, other than any Permitted Lien or Liens created by or resulting from the activities of the Buyer and its affiliates, any of the material properties or assets of the Company or any of the Subsidiaries, or (iii) conflict with or result in a material breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to accelerate any material obligation under, any Material Contract.

     (b) Except for the filings under the HSR Act and the other filings set forth on Schedule 4.3(b), the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, result in a violation of, or require any authorization, approval, consent or other action by, or registration, declaration or filing with or notice to, any court or administrative or governmental body pursuant to, any statute, law, rule, regulation or ordinance applicable to any Seller, the Company or any of the Subsidiaries, except where the failure to obtain such consent would not, individually or in the aggregate, have a Material Adverse Effect. There is no pending or threatened action, suit, proceeding or investigation before or by any court or governmental body or agency, (i) to restrain or prevent the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, (ii) that could reasonably be expected to prohibit the Buyer from owning or voting the Shares or owning the Bonds or (iii) that could reasonably be expected to restrict the right of the Buyer to operate the business of the Company or any of the Subsidiaries.

SECTION 4.4. TRANSFER OF THE SECURITIES.

     Upon the delivery of the relevant instruments of transfer for the Securities by the Sellers and payment for the Securities as provided for in this Agreement, the Buyer will acquire good and valid title to all of the outstanding Securities, free and clear of all Liens.

SECTION 4.5. CAPITALIZATION.

     (a) The Company has an authorized share capital consisting of (i) 2,264,680 Founder Shares, par value $0.20 per share, of which 2,264,680 shares are issued;
(ii) 9,054,987 A Ordinary Shares, par value $0.20 per share, of which 7,735,320 shares are issued; (iii) 90,000,000 B Redeemable Shares, par value $0.01 per share, of which 90,000,000 shares are issued; and (iv) 9,288,108 C Ordinary Shares, par value $0.20 per share, of which 180,000 shares are issued. Except as set forth on Schedule 4.5(a), there are no outstanding or authorized options, subscriptions, warrants, calls, rights, commitments or other agreements of any character obligating the Company or any Subsidiary to issue, sell or transfer, pledge or otherwise encumber any shares of its capital stock or any other securities convertible into or exercisable for or evidencing the right to subscribe for any shares of its capital stock. All of the outstanding equity securities of the Company have been, and all shares of the Company that may be issued upon exercise or conversion of options, warrants and other securities convertible into or exercisable for shares of the Company will be, when issued, duly authorized, validly issued, fully paid and non-assessable. To the knowledge of the Company, all of the outstanding equity securities of the Company, including options, warrants, and other securities convertible into or exercisable for shares of the Company, were issued by the Company in compliance with all applicable Laws; provided, however, that the Company does not make any representations hereunder with respect to the "blue sky" laws of the states of the United States or the local securities laws of any non-United States jurisdiction.

     (b) Schedule 4.5(b) sets out in relation to each option to acquire shares of the Company (i) the name of the option holder, (ii) the number and class of the Company's shares subject to the option, (iii) the strike price per share at which the option may be exercised, (iv) the date on which the option was granted and (v) the name of the share option plan or arrangement under which the option was granted.

SECTION 4.6. SUBSIDIARIES.

     (a) Set forth on Schedule 4.6 is a complete list of the corporations or other entities (the "Subsidiaries") with respect to which the Company beneficially owns, directly or indirectly, any of the outstanding stock or other equity interests. Except for the Subsidiaries, the Company does not have any equity interest or investment in any Person, whether incorporated or unincorporated, direct or indirect. Set forth on
Schedule 4.6 is a complete list of each partnership or joint venture agreement or arrangement to which the Company or any of the Subsidiaries is party and the interest of the Company or such Subsidiary therein.

     (b) Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, which jurisdictions are set forth on Schedule 4.6. Each Subsidiary is qualified to do business as a foreign corporation in each jurisdiction where the nature of its business or the characters or location of its properties makes such qualification necessary, except to the extent that the failure to so qualify has not had a Material Adverse Effect. Each Subsidiary has the corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted.

     (c) Except as set forth on Schedule 4.6, the Company owns, directly or indirectly, 100% of the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries, free and clear of any Liens, other than Liens specified in clauses (i), (iii) or (iv) of the definition of Permitted Liens. The shares of capital stock or other ownership interests so issued by the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable. There is no outstanding or authorized option, subscription, warrant, call, right, commitment or other agreement of any character obligating the Company or any of the Subsidiaries to issue, sell, transfer, pledge or otherwise encumber any share of capital stock or other ownership interest of any of the Subsidiaries or any security or other instrument convertible into or exercisable for or evidencing the right to subscribe for any such share of capital stock or other ownership interest.

     (d) To the Company's knowledge, the minute books, stock ledgers and stock transfer records of the Subsidiaries furnished to the Buyer for review are accurate and complete in all material respects.

SECTION 4.7. FINANCIAL STATEMENTS.

     (a) The Company has furnished the Buyer with copies of the following (collectively, the "Financial Statements"): (i) the audited consolidated financial statements (including related notes) of the Company for the fiscal years ended December 31, 2004 (in draft form as provided to the Buyer), 2003 and 2002, including balance sheets as at December 31, 2004, 2003 and 2002; and (ii) the related statements of income and cash flows for the fiscal year then ended.

     (b) The Financial Statements complied, as of the date thereof, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") consistently applied throughout the periods covered (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end adjustments and the absence of notes).

     (c) Except as and to the extent reflected or reserved against in the Financial Statements, as of the Balance Sheet Date, neither the Company nor any of the Subsidiaries had any material liabilities or obligations (absolute or contingent), of a nature required by GAAP to be reflected in a consolidated balance sheet as of such date.

SECTION 4.8. REAL PROPERTY.

     (a) Set forth on Schedule 4.8(a) is true and complete list of all real property owned by the Company or its Subsidiaries (the "Owned Real Property") . Also set forth on Schedule 4.8(a) is a true and complete list of all real property leased, subleased, licensed or otherwise occupied by the Company or its Subsidiaries pursuant to a Property Lease (collectively, including any improvements located thereon, the "Leased Real Property"). True and complete copies of each Property Lease have been made available to the Buyer in the Data Room.

     (b) With respect to the Property Leases, to the knowledge of the Company, there is no material default or event of default or event that has occurred and is continuing and, which with the giving of notice or lapse of time or both, would constitute a material default or event of default on the part of the Company or any of its Subsidiaries under the Property Leases, or on the part of any other Person party to any of the Property Leases. To the knowledge of the Company, all of the Property Leases are in full force and effect, and are valid and enforceable against the parties thereto in accordance with their terms, and, except as set forth in Schedule 4.8(b), the Company or its Subsidiary is in possession, and is the only Person in possession, of the Leased Real Property.

     (c) The Company and the Subsidiaries have good title to the Owned Real Property and to all buildings, fixtures and improvements located thereon, free and clear of all Liens other than Permitted Liens. The Company and the Subsidiaries have good and valid leasehold estates or interests, as applicable, in all Leased Real Property, free and clear of all Liens other than Permitted Liens.

     (d) To the knowledge of the Company, the Real Property, and the use, operation or maintenance thereof as currently used, operated and maintained by the Company or its Subsidiary, do not violate any applicable Law in any material respect.

     (e) (i) There is no pending or, to the knowledge of the Company, threatened condemnation or eminent domain proceeding with respect to, or materially and adversely affecting, any Owned Real Property and (ii) to the knowledge of the Company, there is no pending or threatened condemnation or eminent domain proceeding with respect to, or materially and adversely affecting any Leased Real Property.

SECTION 4.9. PERSONAL PROPERTY.

     Except as described in Schedule 4.9, the Company and the Subsidiaries have good and marketable title to all material personal property reflected on the Balance Sheet and all material personal property acquired by the Company or any of the Subsidiaries since the date of the Balance Sheet (except such personal property as has been disposed of in the ordinary course of business), free and clear of any Impairments, except for Permitted Liens. All material items of personal property are in good condition and in a reasonable state of repair, reasonable wear and tear excepted.

SECTION 4.10. ACCOUNTS RECEIVABLE AND INVENTORY.

     (a) All accounts receivable reflected in the Balance Sheet, and, to the knowledge of the Company, all accounts receivable arising since the Balance Sheet Date, arose from bona fide sales transactions in the ordinary course of business consistent with past practice and do not represent obligations for goods sold on consignment or approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, other than in the ordinary course of business, consistent with past practice.

     (b) The inventories set forth in the Balance Sheet net of reserves consisted, and all inventory acquired since the Balance Sheet Date consists, of a quality and quantity usable and saleable in the ordinary course of business.

SECTION 4.11. PERSONNEL.

     Set forth on Schedule 4.11 is a true and complete list of:

          (a) the name of each person employed by the Company or any Subsidiary whose total compensation for services rendered, including without limitation bonuses and deferred compensation, for the fiscal year ended December 31, 2004 (and if determined, for December 31, 2005) was (or will be, as applicable) in excess of the rate of $250,000 per year or who has an employment agreement with the Company or any Subsidiary that provides for severance benefits for, or notice of termination for a term of more than one year (any such person, a "Key Employee"), the title or job classification of each such person and the current compensation including bonuses and deferred compensation of each such person;

          (b) the name of each person, if any, holding tax or other powers of attorney from the Company or any Subsidiary and a summary of the terms thereof;

          (c) the name and title or job description of each director and officer of the Company and each of the Subsidiaries; and

          (d) details of any arrangement or practice regarding redundancy payments, whether contractual, customary, discretionary or otherwise, applicable to any employee of the Company or any of the Subsidiaries other than those required to be provided to such employee by applicable Law.

SECTION 4.12. LABOR MATTERS.

     (a) Except as set forth on Schedule 4.12(a), neither the Company nor any Subsidiary is a party to any contract or collective bargaining agreement with any labor organization, union, group, works council or other employee representative body. Other than as set forth on Schedule 4.12(a), to the knowledge of the Company, there are no activities or proceedings by any labor organization, union, group or association or representative thereof to organize any employees of the Company or any of the Subsidiaries, and there have been no such activities or proceedings within the preceding three years. There are no lockouts, strikes, slowdowns, work stoppages pending or, to the knowledge of the Company, threatened by or with respect to any employees of the Company or any of the Subsidiaries that could reasonably be expected to result in material liability to the Company or any Subsidiary, nor have there been any such lockouts, strikes, slowdowns or work stoppages in the preceding three years.

     (b) To the knowledge of the Company, there is no material claim pending between the Company or any Subsidiary and any of their respective employees. Except as set forth in Schedule 4.12(b), there is not, and during the three fiscal years prior to the date of this Agreement there has not occurred, any material claim, grievance, arbitration, negotiation, suit, action or charge of or by any employee of the Company or any Subsidiary submitted to, and no complaint is pending against the Company or any Subsidiary before, the National Labor Relations Board or any state or local agency or court or tribunal in any jurisdiction. To the knowledge of the Company, the Company and the Subsidiaries have complied in all material respects with all applicable statutes, regulations and executive orders of the United States of America, all states and other subdivisions thereof, all foreign jurisdictions and all agencies and instrumentalities of the foregoing respecting employment, termination of employment, employment practices, terms and conditions of employment and wages and hours.

     (c) To the extent permitted by applicable law, the Sellers have made available to the Buyer copies of all material claims, complaints, reports and other documents that have been filed with an administrative agency or court of law against or by the Company or any Subsidiary during the past three years pursuant to workers' compensation laws, Title VII of the Civil Rights Act of 1964, the Occupational Safety and Health Act of 1970, the National Labor Relations Act of 1935 or any other federal or state laws (or laws of any foreign jurisdiction) relating to employment of labor.

SECTION 4.13. ENVIRONMENTAL MATTERS.

     (a) Except as has not had a Material Adverse Effect, none of the Company, the Subsidiaries nor, to the knowledge of the Company, any previous owner, tenant, occupant, operator or user of any Real Property or Former Real Property or any other person has engaged in or permitted any operation or activity at or upon, or any use or occupancy of, any Real Property or Former Real Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, transporting, use, generation, release, discharge, refining, dumping, emission or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Real Property or Former Real Property, or transported any Hazardous Materials to, from or across any Real Property or Former Real Property, nor, to the knowledge of the Company, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about any Real Property or Former Real Property, nor to the knowledge of the Company have any Hazardous Materials migrated or threatened to migrate from the Real Property or the Former Real Property onto, about or beneath any other properties, nor, to the knowledge of the Company, have any Hazardous Materials migrated or threatened to migrate from other properties onto, about or beneath the Real Property or the Former Real Property. Except as has not had a Material Adverse Effect, no Hazardous Materials generated by the Company or any Subsidiary or located under, in or about the Real Property or Former Real Property in the past have been transported to any waste disposal facility or other site.

     (b) All existing and, to the knowledge of the Company, prior uses and activities at the Real Property or the Former Real Property, and the operations of the Company and the Subsidiaries materially comply and have at all times materially complied with all applicable Environmental Requirements, and no activity on or condition of the Real Property or the Former Real Property has constituted or constitutes a nuisance, trespass or other tortious condition with respect to any third party that has had a Material Adverse Effect.

     (c) Except as set forth on Schedule 4.13, none of the Company, the Subsidiaries nor, to the knowledge of the Company, any other owner, tenant, occupant or user of the Real Property or the Former Real Property has received any notice, Claim or other communication concerning any alleged violation of or liability under Environmental Requirements, any alleged or potential liability for Environmental Losses, or any Release of Hazardous Materials in connection with the Real Property, the Former Real Property, the Company or the Subsidiaries or any real property or facility to which the Hazardous Materials generated by the Company or the Subsidiaries have been sent and to the knowledge of the Company there are no circumstances likely to give rise to any such notice, claim or other communication. To the knowledge of the Company, none of the Company, the Subsidiaries, nor, to the knowledge of the Company, any other owner, tenant, occupant or user of the Real Property or the Former Real Property is the subject of any investigation or inquiry concerning Hazardous Materials by any Governmental Authority that has resulted in or would reasonably be expected to result in a material liability of the Company or any of the Subsidiaries in relation to any Real Property or Former Real Property.

     (d) Except as set forth on Schedule 4.13, to the knowledge of the Company, no (A) underground improvement used for the storage or conveyance of Hazardous Materials, including without limitation any treatment or storage tank or water, gas or oil well or (B) above-ground storage tank used for Hazardous Materials, is or to the knowledge of the Company ever has been located on the Real Property or the Former Real Property.

     (e) Except as set forth on Schedule 4.13, none of the Company nor any Subsidiary has entered into or agreed to or is the subject of any consent decree, order or settlement or other agreement in any judicial, administrative, arbitral or similar forum relating to Environmental Requirements, Hazardous Materials or Environmental Losses. None of the Sellers, the Company or any Subsidiary has assumed or retained by contract any liabilities of any kind, fixed or contingent, known or unknown, relating to Environmental Requirements, Hazardous Materials or Environmental Losses. None of the Company, the Subsidiaries nor, to the knowledge of the Company, any other owner, tenant, occupier or user of the Real Property or the Former Real Property are conducting or funding (in whole or in part) any material Remediation of Hazardous Materials in relation to any Real Property or Former Real Property.

SECTION 4.14. NON-ERISA PLANS.

     (a) Set forth on Schedule 4.14(a) is a true and complete list of each current employment contract and consulting agreement with any Key Employee entered into by the Company or any Subsidiary, or by which the Company or any Subsidiary is bound, and each deferred compensation, bonus, incentive compensation, restricted stock, stock option, stock purchase, savings, profit sharing, retirement, partial retirement, death benefit, disability, insurance, change in control, severance or termination pay agreement or plan or any other employee benefit plan, agreement, arrangement, policy or commitment, whether formal or informal, written or unwritten, maintained, entered into or contributed to, or which is required to be maintained, entered into or contributed to (other than any such agreement or plan that is required by applicable Law to be maintained or contributed to), by the Company or any Subsidiary for the benefit of any current or former director, officer or employee of the Company or any Subsidiary or any predecessor in business (collectively, the "Company Employees") or spouse, child or dependent thereof, or with respect to which the Company or any Subsidiary has any liability (contingent or otherwise), which is not an ERISA Plan (the "Non-ERISA Plans"); provided, however, that there shall be no obligation hereunder to schedule any Non-ERISA Plan that is not material. No agreement, commitment or obligation exists to adopt any new Non-ERISA Plan.

     (b) The Company has made available to the Buyer in the Data Room true and correct copies of each of the following:

          (i) the documents constituting and governing each Non-ERISA Plan listed in Schedule 4.14(a) (including, but not limited to all notices, announcements, details of amendments or enhancements, and explanatory literature of current effect);

          (ii) the most recent determination letter issued by the relevant authority in the relevant jurisdiction with respect of each of the Non-ERISA Plans where relevant, if any;

          (iii) the two most recent annual reports and accounts for each Non-ERISA Plan where required by applicable Law to be prepared; and

          (iv) the most recent actuarial valuation report for each Non-ERISA Plan where required by applicable Law to be prepared.

     (c) Except for ongoing social security contributions or other payments required to be paid under applicable Law and amounts required to be paid or benefits required to be provided pursuant to terms of the Non-ERISA Plans or the ERISA Plans, the Company and its Subsidiaries or any predecessor in business are not under any obligation or commitment to pay, provide or contribute towards, any benefit for or in respect of any Company Employee or spouse, child or dependent thereof.

     (d) Each Non-ERISA Plan currently complies and has complied in the past, both as to form and operation, in all material respects with its terms and with the requirements of the relevant taxation and other applicable authorities and applicable law, and benefits under the Non-ERISA Plans are as represented in such plan documents.

     (e) In relation to each Non-ERISA Plan which has specific assets held in trust in advance relating to any obligation to provide benefits thereunder (a "Funded Plan"), except as would not reasonably be expected to result in any non-de minimus liability, all contributions and other payments due from the Company or any Subsidiary have been paid to the Funded Plan and to the knowledge of the Company, nothing has occurred or become known since the effective date of the last actuarial valuation of each of the Funded Plans disclosed pursuant to Section 4.14(c)(iv) above which might reasonably be expected to cause the result of a valuation carried out at the date of the Agreement, adopting the same actuarial methods and assumptions as were adopted for the purposes of the relevant disclosed valuation to be materially different, in an adverse manner, from the result of the valuation.

     (f) Except as set forth on Schedule 4.14(f): (i) no benefit available to substantially all participants under any Non-ERISA Plan has been materially increased subsequent to the date as of which documents have been provided to the Buyer; and (ii) neither the Company nor any Subsidiary has proposed, announced or otherwise communicated to the Company Employees (or any affected group thereof) any plan, arrangement or commitment, whether legally binding or not, to create any additional ERISA Plan or Non-ERISA Plan that would affect any current or former employee of the Company or any Subsidiary. There is no action, suit or claim, other than routine claims for benefits, pending or threatened with respect to any Non-ERISA Plan, or against the assets of any Non-ERISA Plan of which the Company or any Subsidiary is a trustee, the Company or any Subsidiary. To the knowledge of the Company, there is no action, suit or claim, other than routine claims for benefits, anticipated, pending or threatened with respect to the fiduciaries of any Non-ERISA Plan or the assets of any Non-ERISA Plan of the Company or any Subsidiary is not a trustee. To the knowledge of the Company, there are no anticipated, pending or threatened investigations by any regulatory, judicial or taxation authority into any Non-ERISA Plan.

     (g) No Non-ERISA Plan provides for post-employment health, life insurance or other welfare benefit coverage other than as may be required by applicable Law or solely during a specified severance period.

     (h) No Non-ERISA Plan subject to Section 409A of the Code has been materially modified (as defined under Section 409A of the Code) since prior to October 3, 2004, and all such Non-ERISA Plans have been operated and administered in good faith compliance with Section 409A and all other applicable Laws from the period beginning January 1, 2005, through the date hereof.

SECTION 4.15. ERISA PLANS.

     (a) Set forth on Schedule 4.15(a) is a complete list of each employee pension benefit plan (the "Pension Plans") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and each employee welfare benefit plan as defined in Section 3(1) of ERISA (the "Welfare Plans") established, maintained or contributed to by the Company or any ERISA Affiliate, to which the Company or any Subsidiary had an obligation to contribute during the five years preceding the date hereof, or with respect to which the Company or any Subsidiary has any liability (contingent or otherwise) (all such plans, collectively, the "ERISA Plans"); provided, however, that there shall be no obligation hereunder to schedule any Non-ERISA Plan that is not material.

     (b) The Company has made available to the Buyer true and correct copies of the following:

          (i) each ERISA Plan listed on Schedule 4.15(a) and all amendments thereto and all summary plan descriptions;

          (ii) each trust agreement, annuity contract or insurance policy (or any other funding instrument) pertaining to any of the ERISA Plans, including all amendments to such documents;

          (iii) the most recent determination letter issued by the IRS with respect to each of the Pension Plans, if applicable;

          (iv) the most recent actuarial valuation report for each ERISA Plan for which an actuarial valuation report is required by applicable Law or under GAAP to be prepared;

          (v) the two most recent Annual Reports (IRS Forms 5500 series), including Schedules A and B, if applicable, required to be filed with respect to each ERISA Plan; and

          (vi) any notices to or from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC") or any similar governmental entity relating to any material compliance issues in respect of any ERISA Plan.

     (c) No non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any ERISA Plan that is a Pension Plan that has had or would reasonably be expected to result in a material liability.

     (d) None of the Company or any of the Subsidiaries is now contributing, or has an obligation to contribute, or has ever contributed or has had an obligation to contribute, to a "Multiemployer Plan" (as defined in Section 3(37) of ERISA), to the extent that there remains any unsatisfied liability with respect thereto.

     (e) No ERISA Plan that is a Pension Plan is subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA. No ERISA Plan that is a Pension Plan is a multiple employer plan as defined in Sections 4063 or 4064 of ERISA.

     (f) There is no action, suit or claim pending (other than routine claims for benefits) or that reasonably could be expected to be asserted against any ERISA Plan or the assets of any ERISA Plan. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or, to the knowledge of the Company, threatened against any fiduciary of any ERISA Plan. None of the ERISA Plans or any fiduciary thereof has been the direct or indirect subject of an audit investigation or examination by any governmental or quasi-governmental agency that has had or would reasonably be expected to result in a material liability.

     (g) All of the ERISA Plans currently comply, and have complied in the past, both as to form and operation, in all material respects, with the terms of such ERISA Plans and with the applicable provisions of ERISA, the Code and other applicable Laws. All necessary governmental approvals for the ERISA Plans have been obtained and a favorable determination as to the qualification under Section 401(a) of the Code of each of the ERISA Plans that are Pension Plans and of each amendment thereto has been made by the IRS and a recognition of exemption from federal income taxation under Section 501(a) of the Code of each of the funded ERISA Plans that are Welfare Plans, if any, has been made by the IRS. Nothing has occurred since the date of each such determination or recognition letter that would reasonably be expected to adversely affect such qualification or exemption.

     (h) No agreement, commitment, or obligation exists to materially increase any benefits under any ERISA Plan or to adopt any new ERISA Plan.

     (i) No ERISA Plan provides for post-employment health, life insurance or other welfare benefit coverage, other than as may be required under "COBRA" pursuant to Part VI of Title I of ERISA or solely during a specified severance period.

     (j) Except as would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries, no event has occurred and no condition exists, with respect to any Pension Plan subject to Title IV of ERISA, that would reasonably be expected to subject the Company or its Subsidiaries, either directly or by reason of their affiliation with any ERISA Affiliate, to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws, rules and regulations.

     (k) Except as otherwise disclosed on Schedule 4.15(k), there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any contract, agreement, plan or other arrangement, whether or not an ERISA Plan, and no employee, officer or director of the Company or any of the Subsidiaries will become entitled to severance, termination pay or similar payments or benefits or be entitled to treat himself as redundant or otherwise dismissed or released from any obligation, solely by reason of entering into or in connection with the transactions contemplated by this Agreement (either alone or in combination with any other event), other than as specifically provided for in this Agreement. No payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under this Agreement, any ERISA Plan or Non-ERISA Plan or similar agreement or arrangement between the Company or any of its Affiliates and any "disqualified individual" (as such term is defined in Section 280G of the Code) could reasonably be expected to be characterized as an "excess parachute payment" (as such term is defined in Section 280G of the Code) in connection with the transactions contemplated by this Agreement (alone or in combination with any other event).

SECTION 4.16. COMPLIANCE WITH LAW; EXPORT CONTROL LAWS.

     (a) To the knowledge of the Company, the Company, the Subsidiaries and their respective officers, directors, and employees have complied with all applicable material Laws of the United States of America, all states and other subdivisions thereof (including federal securities Laws), all applicable foreign jurisdictions, all agencies and instrumentalities of the foregoing and all national and international self-regulatory bodies and authorities in respect of the conduct of the Company's and the Subsidiaries' business and ownership of their respective properties and the issuance of the Securities of the Company and its Subsidiaries; provided, however, that the Company does not make any representations hereunder with respect to the "blue sky" laws of the states of the United States or the local securities laws of any non-United States jurisdiction.

     (b) Except as set forth on Schedule 4.16(b), to the knowledge of the Company, (i) the Company and the Subsidiaries have conducted their transactions in material compliance with applicable provisions of the export control Laws and regulations of the United States of America and all other applicable jurisdictions and (ii) the Company and the Subsidiaries have obtained all export licenses and other approvals required for their exports of products, software and technologies from the United States of America and any other relevant jurisdiction, except in the case of this clause (ii) where the failure to obtain such export licenses and other approvals would not subject them to penalties other than fines not to exceed $250,000 in the aggregate. The Company and the Subsidiaries are in material compliance with the terms of all applicable export licenses or other approvals. Except as set forth on Schedule 4.16(b), there are no pending, or to the knowledge of the Company, threatened material claims against the Company or the Subsidiaries with respect to such export licenses or other approvals. To the knowledge of the Company, there are no actions, conditions or circumstances pertaining to the Company or the Subsidiaries export transactions that may give rise to any future claims that are, individually or in the aggregate, material to the Company or the Subsidiaries. To the knowledge of the Company, no consents or approvals for the transfer of export licenses to the Buyer are required.

SECTION 4.17. LITIGATION.

     Except as set forth on Schedule 4.17, there is no material action, suit, claim, proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, or the assets, properties, business or business prospects of the Company or any Subsidiary or relating to or involving the transactions contemplated by this Agreement at law or in equity, or before or by any arbitrator or Governmental Authority. Neither the Company nor any Subsidiary is in default with respect to any order, writ, injunction or decree known to or served upon the Company or such Subsidiary. Except as set forth on Schedule 4.17, there is no pending material action or suit brought by the Company or any Subsidiary against others.

SECTION 4.18. MATERIAL CONTRACTS.

     (a) Except as set forth on Schedule 4.18(a) (the "Material Contracts"), neither the Company nor any of the Subsidiaries is party to any of the following:

          (i) contract or agreement not made in the ordinary course of business that is of a type not otherwise covered by clauses (ii) through (ix) of this Section 4.18 and that provides for future payments by or to the Company or any Subsidiary in excess of $250,000;

          (ii) consulting agreement or contract for the employment of any Key Employee or any agreement with an employee of the Company or any Subsidiary that provides that a change of control, direct or indirect, of the Company entitles the worker to treat the change of control as amounting to a breach of the relevant contract or entitle him or her to any payment, additional period of notice or other benefit whatever or entitle him or her to treat such worker as redundant or otherwise dismissed or released from any obligation;

          (iii) agreement, mortgage, indenture, loan or credit agreement, security agreement, guaranty or indemnity or other agreement or instrument relating to the borrowing or lending of money or extension of credit (other than loans or extensions of credit for the benefit of customers and guarantees for the benefit of any of the Subsidiaries) in each case in excess of $5,000,000 or providing for the mortgaging or pledging of, or otherwise placing a Lien (other than a Permitted Lien) on any material assets or properties of the Company or any Subsidiary;

          (iv) option, warrant or other contract for the purchase of any debt or equity security of any corporation, or for the issuance of any debt or equity security, or the conversion of any obligation, instrument or security into debt or equity securities, of the Company or any Subsidiary;

          (v) settlement agreement of any administrative or judicial proceedings within the past three years requiring a payment by or to the Company or the Subsidiaries of $500,000 or more;

          (vi) contract or agreement limiting the ability of the Company or any Subsidiary to engage in any line of business or to compete with any person or entity;

          (vii) contract with any of the twenty (20) largest (in terms of dollar volume) customers or suppliers of the Company and the Subsidiaries listed on Schedule 4.24(a) and Schedule 4.24(b), respectively;

          (viii) Property Leases or other agreement relating to the Leased Property; or

          (ix) agreements with any shareholder, former shareholder, affiliate, director, officer or relative of any of the foregoing.

     (b) Neither the Company nor any of the Subsidiaries is in material breach of or in material default under any of the Material Contracts, and no event has occurred that, with the giving of notice or lapse of time or both, would constitute such a material breach or material default. The Company has made available in the Data Room a true and complete copy of all written Material Contracts set forth on Schedule 4.18(a).

     (c) Set forth on Schedule 4.18(c) is a list of all amounts owing by the Company and the Subsidiaries under any Financing Agreement.

     SECTION 4.19. ABSENCE OF CERTAIN CHANGES.

     Since the Balance Sheet Date and except as set forth on Schedule 4.19 or in connection with the transactions contemplated by this Agreement, the Company and the Subsidiaries have conducted their business in the ordinary course. Except as set forth on Schedule 4.19, since the Balance Sheet Date through the date hereof, neither the Company nor the Subsidiaries has:

          (a) incurred any material obligation or liability (absolute, accrued, contingent or other), except in the ordinary course of business or in connection with the performance of this Agreement;

          (b) discharged or satisfied any Lien, or paid or satisfied any obligation or liability (absolute, accrued, contingent or other), other than liabilities reflected on the Balance Sheet or incurred since the Balance Sheet Date in the ordinary course of business;

          (c) increased or established any reserve for Taxes or other liabilities on its books or otherwise provided therefor, except for Taxes or other liabilities relating to the ordinary course operations of the Company since the date of the Balance Sheet or otherwise in accordance with GAAP;

          (d) mortgaged, pledged or subjected to any Lien (other than a Permitted Lien) on any of the material assets or properties of the Company or any of the Subsidiaries;

          (e) sold, assigned or transferred any material asset, property or business or canceled any material debt or claim or waived any material right, except in the ordinary course of business;

          (f) granted any increase in the compensation (including bonuses and deferred compensation) payable to any officer, director, consultant, employee or agent of the Company or any of the Subsidiaries (other than (i) in the ordinary course of business, (ii) as required by applicable Law or any Non-ERISA Plan or ERISA Plan or (iii) as expressly described on
     Schedule 4.11);

          (g) made or authorized any capital expenditure for additions to plant and equipment accounts of the Company and the Subsidiaries in excess of $500,000 in the aggregate except as may have been necessary for ordinary repair, maintenance and replacement or as is in accordance with the budgeted capital expenditures previously made available to the Buyer in the Data Room;

          (h) made any loan to any shareholder or any relative or affiliate of any shareholder, or declared, set aside or paid to any shareholder any dividend or other distribution in respect of its capital stock, or redeemed or purchased any of its capital stock, or agreed to take any such action, except for repurchases of shares of the Company held by former employees of the Company and the Subsidiaries upon the termination of their employment and in a manner consistent with past practice;

          (i) transferred any material asset or paid any commission, salary or bonus to any shareholder or any relative or affiliate of any shareholder other than the payment of wages or salaries to shareholder employees or directors in the ordinary course of business and as disclosed on Schedule
     4.11 or paid any rent, commission or fee to any shareholder or any relative or affiliate of any shareholder;

          (j) entered into, agreed to enter into or consummated any transaction with or for the benefit of any shareholder or any relative or affiliate of any shareholder other than the transactions contemplated by this Agreement;

          (k) issued, sold or transferred, or agreed to issue, sell or transfer, any stock, bond, debenture or other security of the Company or the Subsidiaries, other than issuances of Shares upon the exercise of options outstanding as of the date hereof; or

          (l) suffered any Material Adverse Effect.

SECTION 4.20. TAX MATTERS.

     Except as provided on Schedule 4.20,

     (a) The Company and the Subsidiaries in a timely manner have filed all material Tax Returns required of them under all Tax laws to which they are subject and have paid all material Taxes shown due on such returns. All such Tax Returns are true, correct and complete in all material respects. The Company and the Subsidiaries have paid in full or set up an adequate reserve in respect of all material Taxes for the periods covered by such Tax Returns, as well as all other material Taxes that have become due or payable, including without limitation all Taxes that the Company or any of the Subsidiaries is obligated to withhold from amounts paid or payable to or benefits conferred upon employees, creditors and third parties. Neither the Company nor any Subsidiary has any material Tax liability for which an adequate tax reserve has not been established on the Balance Sheet, whether or not disputed, including any interest and penalty in connection therewith, for all periods ending on or prior to the Balance Sheet Date. All material Taxes accrued after the Balance Sheet Date were accrued in the ordinary course of business of the Company or its Subsidiaries and do not exceed comparable amounts incurred in similar periods in prior years (taking into account any changes in operating results).

     (b) Set forth on Schedule 4.20 is a complete list of income and other Tax Returns filed by Manchester US Holdings, Inc. ("MUSH") or any subsidiary of MUSH pursuant to the Laws or regulations of any federal, state, local or foreign tax authority that have been the subject of a material examination or audit by the IRS or other appropriate taxing authority during the preceding five years. The Buyer has been provided as part of its due diligence review with either a summary of each such examination or audit or a copy of all correspondence with the relevant taxing authority relating to each such examination or audit. All material deficiencies proposed as a result of Tax examinations or audits with respect to the Company or any Subsidiary have been paid, accrued on the Balance Sheet or finally settled. No examination or audit is in progress with respect to material Taxes of the Company or any Subsidiary. There is no outstanding agreement or waiver made by or on behalf of the Company or any of the Subsidiaries to extend the statutory period within which a taxing authority may make any assessments or adjustments with respect to material Taxes, and neither the Company nor any of the Subsidiaries has requested any extension of time in which to file any material Tax Return. No unresolved claim has been made by any taxing authority in any jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns that the Company or any Subsidiary is or may be subject to Tax by that jurisdiction.

     (c) Except for Taxes for the payment of which an adequate reserve has been established on the Balance Sheet and for property taxes that are not delinquent, there is no tax Lien, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any of the assets or properties of the Company or any of the Subsidiaries.

     (d) MUSH, is not a United States real property holding corporation (a "USRPHC") within the meaning of Section 897 of the Code and was not a USRPHC on any "determination date" (as defined in Section 1.897-2(c) of the Treasury Regulations) that occurred in the five-year period preceding the Closing Date.

     (e) Neither MUSH nor any subsidiary of MUSH has executed any closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar provision of state or local law.

     (f) Neither the Company nor any Subsidiary is a party to a tax sharing agreement or similar contractual arrangement.

     (g) Neither the Company nor any Subsidiary has agreed, and none is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of non-United States, state or local law by reason of a change in accounting method initiated by it or any other relevant party, none has any knowledge that any taxing authority has proposed any such adjustment or change in accounting method, and there is no application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or assets of the Company or any Subsidiary.

     (h) Neither MUSH nor any subsidiary of MUSH has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a combined, consolidated or unitary group for state or local Tax purposes, other than a group of which MUSH was the common parent.

     (i) Neither the Company nor any of its Subsidiaries has any material liability for Taxes of any person as transferee or successor, by contract or otherwise. For taxable periods ending on or before December 31, 2000, to the Company's knowledge, MUSH has no liability for Taxes of any person (other than MUSH and its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state or local income Tax law). For taxable periods commencing after December 31, 2000, MUSH has no liability for Taxes of any person (other than MUSH and its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state or local income Tax law).

     (j) Neither MUSH nor any subsidiary of MUSH has entered into a gain recognition agreement pursuant to Treasury Regulation Section 1.367(a)-8. Neither MUSH nor any subsidiary of MUSH has transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.

     (k) Neither the Company nor any Subsidiary that is not a United States person is, engaged in the conduct of a trade or business within the United States or treated as or considered to be so engaged.

     (l) Neither MUSH nor any Subsidiary of MUSH is, subject to the dual consolidated loss provisions of the Section 1503(d) of the Code.

     (m) Neither MUSH nor any Subsidiary of MUSH is or has been a party to any "listed transaction" as defined in Treasury Regulation Section 1.6011-4(b)(2) or to any other transaction that is a "reportable transaction" pursuant to Treasury Regulation Section 1.6011-4(b).

     (n) Neither the Company nor any Subsidiary is the beneficiary of any material Tax holiday, Tax concession or similar Tax exemption granted by a governmental authority that is currently in effect and that is not generally available to taxpayers in the relevant jurisdiction.

     (o) Neither the Company nor any Subsidiary has any material Tax liability as a result of its transfer pricing practices other than liabilities shown in the Balance Sheet.

     (p) The Company and each Subsidiary incorporated in a country that imposes such a Tax is duly registered for the purposes of VAT or other similar Tax in its country of incorporation.

     (q) No material relief from or deferral of Tax in the UK has been claimed or been available to the Company or any Subsidiary prior to Closing which will be withdrawn or clawed-back as a result of the entering into of the Agreement or Closing.

SECTION 4.21. INSURANCE.

     Set forth on Schedule 4.21 is a complete list and description of all policies of insurance, together with the premiums currently payable thereon, covering (i) damage to goods being manufactured, shipped, held or otherwise processed by the Company or any of the Subsidiaries; (ii) providing for fire, property, casualty, business interruption, personal or product liability, workers' compensation and other forms of insurance coverage for the Company or any of its Subsidiaries; or (iii) providing for fire, property, casualty and other forms of insurance coverage for any Leased Property. The Company will use its commercially reasonable efforts to ensure that all such policies will be outstanding and in full force and effect at the Closing Date. The consummation of the transactions contemplated hereby will not cause a cancellation or reduction in the coverage of such policies. To the knowledge of the Company, there was no material inaccuracy in any application for any such insurance coverage. Except as set forth on Schedule 4.21, there is no claim, action, suit or proceeding arising out of or based upon any of such policies of insurance. To the knowledge of the Company, there is no written notice of any pending or threatened termination or premium increase with respect to any of such policies.

SECTION 4.22. INTELLECTUAL PROPERTY.

     (a) Schedule 4.22(a)(1) sets forth a complete list of all material registered Marks and applications for registration of Marks owned by or exclusively licensed to the Company or any of its Subsidiaries (collectively "Company Registered Marks"). Neither the Company nor its Subsidiaries own, or exclusively license from any third party, either any Patents or registered Copyrights or any pending applications for Patents or Copyrights. No Company Registered Marks have been or are now involved in any opposition or cancellation proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the

Company Registered Marks. Except as may be set forth in Schedule 4.22(a)(2), all Company Registered Marks have been registered or obtained in accordance with all applicable legal requirements and are currently in compliance in all material respects with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation, abandonment, forfeiture, or relinquishment of any such Company Registered Marks or otherwise materially affect the priority, validity and enforceability of such Company Registered Marks. The Company Registered Marks are valid, subsisting and, to the knowledge of the Company, enforceable, and no notice or claim challenging the validity or enforceability or alleging the misuse of any of the Company Registered Marks have been received by the Company or any of its Subsidiaries. Except as may be set forth in Schedule 4.22(a)(2), (i) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Registered Marks, and (ii) all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Registered Marks have been timely paid.

     (b) Trademarks. To the knowledge of the Company and its Subsidiaries, there has been no prior use of any Company Registered Mark or any material unregistered Mark adopted by the Company and its Subsidiaries (collectively, "Company Marks") by any third party that would prevent the Company or any of its Subsidiaries from carrying on its business as currently conducted. All Company Registered Marks have been continuously used by the Company and its Subsidiaries since the initial date of use claimed in the corresponding application, in the form appearing in, and in connection with, the goods and services listed in their respective registration certificates and applications therefor, respectively.

     (c) Actions to Protect Trade Secrets. Each of the Company and its Subsidiaries has taken the steps necessary to maintain the confidentiality of all material information that at such time constituted a Trade Secret of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, all current and former employees, consultants and contractors of the Company or of any of its Subsidiaries who have participated in the creation of any material Intellectual Property of the Company or any of its Subsidiaries in the conduct of their respective businesses have entered into proprietary information, confidentiality and assignment agreements substantially similar to the Company's standard forms of such agreements.

     (d) Ownership. Except as may be set forth on Schedule 4.22(d), the Company and its Subsidiaries own exclusively all right, title and interest to the Company Registered Marks and all other Intellectual Property used by the Company or any of its Subsidiaries (other than Intellectual Property licensed to the Company or any of its Subsidiaries by a third party pursuant to a written license agreement), free and clear of any Liens or other adverse claims or interests, and neither the Company nor any of its Subsidiaries has received any written notice or claim challenging the Company's or such Subsidiary's ownership of any of such Intellectual Property. None of such Intellectual Property owned by the Company or any of its Subsidiaries is subject to any outstanding order, judgment, or stipulation restricting the use thereof by the Company or such Subsidiary.

     (e) License Agreements. Schedule 4.22(e)(1) sets forth a complete and accurate list of all agreements granting to the Company or any of its Subsidiaries any material right under or with respect to any Intellectual Property owned by a third party that is used in connection with the business of the Company or any such Subsidiary (other than commercially available desktop software applications used generally in the Company's or any such Subsidiary's operations and that are licensed for a license fee, or for which the Company provided a budget for the year 2005, of no more than $50,000 per application in the aggregate (collectively, the "Inbound License Agreements")), indicating for each the title and the parties thereto, a general description of the type of Intellectual Property licensed thereby, and the amount budgeted for such applications for the year 2005. Schedule 4.22(e)(2) sets forth a complete and accurate list of all license agreements under which the Company or any of its Subsidiaries grants any rights under any Intellectual Property, excluding (i) non-exclusive, end user licenses granted by the Company or any of its Subsidiaries in the ordinary course of business to purchasers of products of the Company or any of its Subsidiaries in which any software is embedded, and (ii) those agreements for which the contracting third-party is required to pay the Company or any Subsidiary less than $15,000 per year in licensing fees or royalty payments (collectively, the "Outbound License Agreements"). No loss or expiration of any material Intellectual Property licensed to the Company or any of its Subsidiaries under any Inbound License Agreement is pending or reasonably foreseeable or, to the knowledge of the Company, threatened. There is no outstanding or, to the knowledge of the Company, threatened dispute or disagreement with respect to any Inbound License Agreement or Outbound License Agreements that could materially affect any of the respective rights and obligations of the parties thereunder. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or reprice or otherwise modify any of the Company's or any of its Subsidiaries' rights or obligations under any Inbound License Agreement or any Outbound License Agreement.

     (f) No Infringement. To the knowledge of the Company and its Subsidiaries, none of the products or services distributed, sold or offered by the Company or any of its Subsidiaries, (excluding any third party products resold, marketed or distributed by the Company or any of its Subsidiaries), nor any technology, materials or other Intellectual Property used, displayed, published, sold, distributed or otherwise commercially exploited by or for the Company or any of its Subsidiaries has infringed upon, misappropriated, or violated, or does infringe upon, misappropriate or violate any Intellectual Property of any third party in any material respect, and neither the Company nor any of its Subsidiaries has received any notice or claim asserting that any such infringement, misappropriation or violation is occurring or has occurred. To the knowledge of the Company and its Subsidiaries, no third party is misappropriating or infringing any material Intellectual Property owned by the Company or any of its Subsidiaries in any material respect.

     (g) Employee Confidentiality Agreements. To the knowledge of the Company or any of its Subsidiaries, no employee of or consultant to the Company is obligated under any agreement or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company or that would conflict with the Company's business. To the knowledge of the Company or any of its Subsidiaries, at no time during the conception of or reduction to practice of any Intellectual Property owned by the Company or its Subsidiaries was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority, performing research sponsored by any Governmental Authority or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company's rights in such Intellectual Property. To the knowledge of the Company or any of its Subsidiaries, there exist no inventions by current and former employees or consultants of the Company, made or otherwise conceived prior to their beginning employment or consultation with the Company or any of its Subsidiaries, that have been or will be incorporated into any of the Company's or any of its Subsidiaries' Intellectual Property or products.

SECTION 4.23. PERMITS.

     The Company and the Subsidiaries have all franchises, licenses, permits, certificates and other authorizations from any Governmental Authority that are necessary for the conduct of their business and which, if not obtained, would have a Material Adverse Effect (each, a "Permit"). Schedule 4.23 contains a list of all Permits. The Company has no knowledge of any fact, error or omission relevant to any Permit that would permit the revocation or withdrawal, or the threatened revocation or withdrawal, thereof. The Company and the Subsidiaries will continue to have the use and benefit thereof and the rights granted thereby after the transactions contemplated hereby have occurred.

SECTION 4.24. CUSTOMERS AND SUPPLIERS.

     (a) Set forth on Schedule 4.24(a) is a complete list of the twenty (20) largest (in terms of dollar volume) customers of the Company and the Subsidiaries for each of the fiscal years ended December 31, 2004 and 2003, indicating the amount of sales to each such customer for each such fiscal year. To the knowledge of the Company, none of the employees primarily responsible for servicing such customers has indicated to the Company an intention or plan to terminate his or her employment with the Company and the Subsidiaries. To the knowledge of the Company, except as set forth on Schedule 4.24(a), as of the date hereof none of such customers has terminated or indicated to the Company an intention or plan to terminate all or a material part of the services performed for or orders historically placed by such customers.

     (b) Set forth on Schedule 4.24(b) is a complete list of the twenty (20) largest (in terms of dollar volume) suppliers of the Company and the Subsidiaries for each of the fiscal years ended December 31, 2004 and 2003, indicating the amount of purchases from each such supplier for each such fiscal year. To the knowledge of the Company, except as set forth on Schedule 4.24(b), as of the date hereof none of such suppliers has terminated or indicated an intention or plan to terminate all or a material part of the services performed by or orders historically placed for the Company and the Subsidiaries.

     (c) Except as set forth on Schedule 4.24(a) and Schedule 4.24 (b), to the knowledge of the Company, as of the date hereof, the Company and the Subsidiaries have satisfactory relationships with their major customers, suppliers and contractors.

SECTION 4.25. FEES.

     (a) Except as set forth on Schedule 4.25(a), none of the Company, any of the Subsidiaries, any of the Sellers or any employee or agent of the foregoing has dealt with any finder or broker in connection with any of the transactions contemplated by this Agreement or the Ancillary Agreements or the negotiations looking toward the consummation of such transactions who may be entitled to a fee in connection therewith.

     (b) Except as set forth on Schedule 4.25(b), neither the Company nor any Subsidiary is obligated to pay to any Person any fees or expenses in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

SECTION 4.26. CONTROLS AND PROCEDURES.

     Except as set forth on Schedule 4.26, since January 1, 2004, the Company's auditors and the Audit Committee of the board of directors of the Company have not been advised of: (i) any material deficiencies in the design or operation of internal controls over financial reporting which could reasonably be expected to adversely affect the Company's ability to record, process, summarize, and report financial data or (ii) any fraud, whether or not material, that involves management. Except as set forth on Schedule 4.26, since January 1, 2004, no material weaknesses in internal controls have been identified by the Company's auditors; and since the date of the most recent evaluation thereof, there have been no significant changes in internal controls that could reasonably be expected to materially and adversely affect internal controls.

                                  ARTICLE FIVE

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Sellers and the Company, as of the date hereof and as of the Closing Date, as set forth in this Article Five.

     Any reference in this Article Five to a party's "knowledge" means with respect to the Buyer, the actual knowledge of the people set forth on Schedule 5; provided, that if such persons shall have actual knowledge of facts and circumstances that would lead a reasonably prudent person to inquire and gain actual knowledge of a particular matter, such person shall be deemed to have actual knowledge of such matter unless they make such further inquiry.

SECTION 5.1. ORGANIZATION AND QUALIFICATION.

     (a) The Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of New York. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly authorized, and when executed and delivered by the Buyer, shall constitute the valid and binding agreements of the Buyer and will be enforceable against the Buyer in accordance with their terms.

     (b) The articles of incorporation and bylaws furnished to the Company for review are accurate and complete.

SECTION 5.2. CONFLICTING INSTRUMENTS; CONSENTS.

     The execution and delivery by the Buyer of this Agreement and the other Ancillary Agreements to which it is a party, do not, and the consummation of the transactions contemplated hereby will not, violate any provision of the articles of incorporation or the by-laws of the Buyer, or conflict with or result in a breach of, or create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to accelerate any material obligation under, any agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which the Buyer is a party.

SECTION 5.3. SEC FILINGS.

     The Buyer has filed all reports required to be filed by it with the SEC during the last three years (the "SEC Filings"). The SEC Filings (i) were prepared in accordance with the requirements of the Exchange Act and (ii) did not, at the time they were filed, contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since the date of the Buyer's last periodic report filed with the SEC (the "SEC Filing Date"), there has been no event that has resulted in a Buyer Material Adverse Effect. The financial statements (including the related notes) of the Buyer included in the SEC Filings complied, when filed, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end adjustments and the absence of footnotes). Except as and to the extent reflected or reserved against in such financial statements (including the related notes), as of July 3, 2004, the Buyer did not have any material liabilities or obligations (absolute or contingent), of a nature required by GAAP to be reflected in a consolidated balance sheet as of such date.

SECTION 5.4. CAPITALIZATION.

     (a) The Buyer has an authorized capital consisting of 300,000,000 common shares, par value $1.00 per share, of which 120,669,272 shares were issued and outstanding (the "Common Shares") as of April 22, 2005, and 3,000,000 preferred shares, par value $1.00 per share, of which no shares are issued and outstanding. All outstanding equity securities of the Buyer have been, and all of the Common Shares that may be issued upon exercise or conversion of options, warrants and other securities convertible into or exercisable for capital stock of the Buyer will be, when issued, duly authorized and validly issued, are fully paid and non-assessable and were issued by the Buyer in compliance with all applicable Laws. Except as set forth in Schedule 5.4, as of April 22, 2005, there are no outstanding or authorized options, subscriptions, warrants, calls, rights, commitments or other agreements of any character obligating the Buyer to issue, sell or transfer any shares of its capital stock or any other securities convertible into or exercisable for or evidencing the right to subscribe for any shares of its capital stock.

     (b) Set forth on Schedule 5.4 is a complete and accurate list of each outstanding option as of April 22, 2005, to acquire Common Shares containing (i) the number and class of the Common Shares subject to the option, (ii) the strike price per share at which the option may be exercised, (iii) the date on which the option was granted and (iv) the name of the share option plan or arrangement under which the option was granted.

SECTION 5.5. LITIGATION.

     There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the knowledge of the Buyer, threatened, against the Buyer at law or in equity, or before or by any arbitrator or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, relating to or involving the transactions contemplated by this Agreement or the Ancillary Agreements.

SECTION 5.6. ABSENCE OF CERTAIN CHANGES.

     Since the SEC Filing Date and except as set forth on Schedule 5.6 or in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, the Buyer has conducted its business in the ordinary course and has not suffered a Buyer Material Adverse Effect.

SECTION 5.7. BROKERS AND FINDERS FEES.

     Except as set forth on Schedule 5.7, none of the Buyer or any employee or agent of the Buyer has dealt with any finder or broker in connection with any of the transactions contemplated by this Agreement and the Ancillary Agreements or the negotiations looking toward the consummation of such transactions who may be entitled to a fee in connection therewith. Any fees payable to any finder or broker listed on Schedule 5.7 shall be the sole responsibility of the Buyer.

SECTION 5.8. NO STOCKHOLDER VOTE REQUIRED.

     No vote of, or consent by, the holders of any class or series of stock or other equity issued by the Buyer is necessary to authorize the execution and delivery by the Buyer of this Agreement or the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

SECTION 5.9. BUYER ENVIRONMENTAL MATTERS.

     (a) Except as has not had a Buyer Material Adverse Effect, none of the Buyer, its subsidiaries, nor, to the knowledge of the Buyer, any previous owner, tenant, occupant, operator or user of any owned or leased real property of the Buyer or any of its subsidiaries or the Buyer Former Real Property or any other person has engaged in or permitted any operation or activity at or upon, or any use or occupancy of, any owned or leased real property of the Buyer or any of its subsidiaries or the Buyer Former Real Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, transporting, use, generation, release, discharge, refining, dumping, emission or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the owned or leased real property of the Buyer or any of its subsidiaries or the Buyer Former Real Property, or transported any Hazardous Materials to, from or across any leased property of the Buyer or any of its subsidiaries or the Buyer Former Real Property, nor, to the knowledge of the Buyer, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about any owned or leased real property of the Buyer or any of its subsidiaries or the Buyer Former Real Property, nor to the knowledge of the Buyer have any Hazardous Materials migrated or threatened to migrate from the owned or leased real property of the Buyer or any of its subsidiaries or the Buyer Former Real Property onto, about or beneath any other properties, nor, to the knowledge of the Buyer, have any Hazardous Materials migrated or threatened to migrate from other properties onto, about or beneath the owned or leased real property of the Buyer or any of its subsidiaries or the Buyer Former Real Property. Except as has not had a Buyer Material Adverse Effect and as set forth on Schedule 5.9, no Hazardous Materials generated by the Buyer or located under, in or about the owned or leased real property of the Buyer or any of its subsidiaries or the Buyer Former Real Property in the past have been transported to any waste disposal facility or other site.

     (b) Except as set forth on Schedule 5.9, all existing and, to the knowledge of the Buyer, prior uses and activities owned or leased real property of the Buyer or any of its subsidiaries or the Buyer Former Real Property, and the operations of the Buyer and its subsidiaries materially comply and have at all times materially complied with all applicable Environmental Requirements, and no activity on or condition of the owned or leased real property of the Buyer or any of its subsidiaries or the Buyer Former Real Property has constituted or constitutes a nuisance, trespass or other tortious condition with respect to any third party that has had a Material Adverse Effect.

     (c) Except as set forth on Schedule 5.9, none of the Buyer, its subsidiaries nor, to the knowledge of the Buyer, any other owner, tenant, occupant or user of the owned or leased real property of the Buyer or any of its subsidiaries or the Buyer Former Real Property has received any notice, Claim or other communication concerning any alleged violation of or liability under Environmental Requirements, any alleged or potential liability for Buyer Environmental Losses, or any Release of Hazardous Materials in connection with the owned or leased real property of the Buyer or any of its subsidiaries or the Buyer Former Real Property, the Buyer, its subsidiaries or any real property or facility to which the Hazardous Materials generated by the Buyer or its subsidiaries have been sent and to the knowledge of the Buyer there are no circumstances likely to give rise to any such notice, claim or other communication. To the knowledge of the Buyer, none of the Buyer, its subsidiaries, nor, to the knowledge of the Buyer, any other owner, tenant, occupant or user of the Real Property or the Former Real Property is the subject of any investigation or inquiry concerning Hazardous Materials by any Governmental Authority that has resulted in or would reasonably be expected to result in a material liability of the Buyer or any of its subsidiaries in relation to any owned or leased real property of the Buyer or its subsidiaries or Buyer Former Real Property.

     (d) Except as set forth on Schedule 5.9, to the knowledge of the Buyer, no
(A) underground improvement used for the storage or conveyance of Hazardous Materials, including without limitation any treatment or storage tank or water, gas or oil well or (B) above-ground storage tank used for Hazardous Materials, is or to the knowledge of the Buyer ever has been located on the owned or leased real property of the Buyer or any of its subsidiaries or the Buyer Former Real Property.

     (e) Except as set forth on Schedule 5.9, none of the Buyer nor any of its subsidiaries have entered into or agreed to or is the subject of any consent decree, order or settlement or other agreement in any judicial, administrative, arbitral or similar forum relating to Environmental Requirements, Hazardous Materials or Buyer Environmental Losses. Except as set forth on Schedule 5.9, the Buyer has no assumed or retained by contract any liabilities of any kind, fixed or contingent, known or unknown, relating to Environmental Requirements, Hazardous Materials or Buyer Environmental Losses. Except as set forth on
Schedule 5.9, neither the Buyer, its subsidiaries nor, to the knowledge of the Buyer, any other owner, tenant, occupier or user of the owned or leased real property of the Buyer or any of its subsidiaries or the Buyer Former Real Property are conducting or funding (in whole or in part) any material Remediation of Hazardous Materials in relation to any owned or leased real property of the Buyer or its subsidiaries or Buyer Former Real Property.

SECTION 5.10. CONTROLS AND PROCEDURES.

          The Buyer has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange
Act) that are designed to ensure that material information relating to the Buyer and its consolidated subsidiaries is made known to the Company's chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. Since July 2, 2004, the Buyer's auditors and the Audit Committee of the board of directors of the Buyer have not been advised of: (i) any material deficiencies in the design or operation of internal controls over financial reporting which could reasonably be expected to adversely affect the Buyer's ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management. As of the date hereof, no material weaknesses in internal controls have been identified by the Buyer's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls that could reasonably be expected to materially and adversely affect internal controls.

SECTION 5.11. TAX MATTERS.

     (a) The Buyer and each of its subsidiaries have filed all material Tax Returns required to be filed by any of them and all such Tax Returns are true and correct in all material respects. The Buyer and each of its subsidiaries have timely paid, or have adequately reserved (in accordance with GAAP) for the payment of, all material Taxes required to be paid (whether or not shown on any Tax Returns), and the most recent financial statements contained in the Buyer's most recently filed SEC Filings reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Buyer and its subsidiaries through the date of such financial statements.

     (b) The Buyer and its subsidiaries have each withheld (or will withhold) from their respective employees, independent contractors, creditors, stockholders and third parties and timely paid to the appropriate Tax authority proper and accurate amounts in all material respects for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of applicable laws.

                                   ARTICLE SIX

                                    COVENANTS

SECTION 6.1. ACCESS.

     (a) Subject to applicable Law, from the date hereof through the Closing Date, the Company and the Subsidiaries will give to the Buyer and its respective financial advisors, legal counsel, independent accountants and other representatives reasonable access, upon reasonable notice and during normal business hours to all properties, documents, contracts, employees and records of the Company and the Subsidiaries and will furnish the Buyer with copies of such documents (certified if so requested) and with such information with respect to the Company and the Subsidiaries as the Buyer from time to time reasonably may request.

     (b) Subject to applicable Law, if between the date hereof and the Closing Date any Governmental Authority shall commence any examination, review, investigation, action, suit or proceeding against any party hereto with respect to the transactions contemplated hereby, such party shall (i) give the other parties prompt notice thereof, (ii) keep the other parties informed as to the status thereof, (iii) permit the Company or the Buyer, as applicable to observe and be present at each meeting, conference or other proceeding and provide access to and consult with the Company or the Buyer, as applicable, in connection with any submission or document filed or provided to such Governmental Authority in connection with such examination, review, investigation, action, suit or proceeding; provided, however, that if the Company or the Buyer, as applicable, is not available upon reasonable notice, to attend any such meeting, the other party shall be permitted to proceed with such meeting and (iv) promptly inform the Company or the Buyer, as applicable, of any oral communications and provide copies of written communications with such Governmental Authority.

     (c) Notwithstanding anything to the contrary herein, neither the Buyer nor the Company nor any of their respective subsidiaries shall be required to provide access to or disclose information to any Seller or its representatives where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the information or contravene any Law or binding agreement entered into prior to the date of this Agreement. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply, including providing copies of any documents distributed to outside counsels to the applicable local antitrust counsels.

     (d) All information and documents obtained by the Buyer, the Company or the Sellers under this Section 6.1 shall be subject to the terms of the Nondisclosure Agreement, dated as of March 14, 2005 (the "Nondisclosure Agreement"), between the Buyer and the Company or Section 6.10, as applicable.

SECTION 6.2. TRANSFER OF THE SECURITIES.

     From the date hereof through the Closing Date, no Seller will (i) sell or otherwise transfer or agree to sell or otherwise transfer, any interest in any of the Securities owned by such Seller or (ii) incur or permit to exist any Liens upon their Securities.

SECTION 6.3. CONDUCT OF THE BUSINESS OF THE COMPANY.

     (a) From the date hereof through the Closing Date, the Company shall use commercially reasonable efforts to (i) preserve the business of the Company and the Subsidiaries, (ii) keep available to the Company and the Subsidiaries the services of all current officers and substantially all key employees and (iii) preserve for the Buyer the goodwill of the suppliers, customers, employees and others having business relations with the Company and the Subsidiaries.

     (b) Except as set forth on Schedule 6.3(b), from the date hereof through the Closing Date, except as otherwise permitted by this Agreement or consented to in writing by the Buyer (which consent may not be unreasonably withheld or delayed and, in any event, will be granted or denied within 2 Business Days of the request or otherwise is deemed to be given), the Company will continue the operation of the business of the Company and the Subsidiaries in the ordinary course, and will maintain the assets, properties and rights of the Company and the Subsidiaries in at least as good order and condition as exists on the date hereof, subject to ordinary wear and tear. Without limiting the generality of the foregoing, except as otherwise permitted by this Agreement or consented to in writing by the Buyer, neither the Company nor the Subsidiaries will:

          (i) incur, discharge or satisfy any obligation or liability or any Liens, except in the ordinary course of business or in connection with the performance of this Agreement;

          (ii) increase or establish any reserve for Taxes or other liabilities on its books or otherwise provide therefor, except for Taxes or other liabilities relating to the ordinary course operations of the Company since the date of the Balance Sheet or as may be required by GAAP; write up or down the value of inventory or determine as collectible any notes or accounts receivable that were previously considered to be uncollectible, except for write-ups or write-downs in accordance with GAAP in the ordinary course of business consistent with past practice; or voluntarily make any change in any of its methods of accounting or in any of its accounting principles or practices;

          (iii) purchase, lease, sell, assign or transfer any asset, property or business or waive or permit to lapse any right, except in the ordinary course of business; or make or authorize any capital expenditure for additions to plant and equipment in excess of $500,000 in the aggregate, except as may have been necessary for ordinary repair, maintenance and replacement of plant or equipment or as is in accordance with the budgeted capital expenditures previously made available to the Buyer;

          (iv) make any loan to any shareholder or any relative or affiliate of any shareholder, or declare, set aside or pay to any shareholder any dividend or other distribution in respect of its capital stock, transfer any asset or pay any money to any shareholder or any relative or affiliate of any shareholder other than the payment of wages or salaries to shareholders who are also employees of the Company in the ordinary course of business and as disclosed on Schedule 4.11 and the payment of directors' fees at rates consistent with past practice; or enter into, agree to enter into or consummate any transaction with or for the benefit of any shareholder of the Company or any relative or affiliate of any shareholder other than the transactions contemplated pursuant to this Agreement;

          (v) grant any increase in the compensation payable to any officer, director, consultant, employee or agent of the Company or any Subsidiary, except for increases in the compensation (A) payable in the ordinary course of business to employees (other than Key Employees) in amounts and at times consistent with past practice, (B) required by applicable Law or (C) required under the terms of any Non-ERISA Plan or ERISA Plan;

          (vi) enter into, amend, modify, terminate or cancel any Material Contract;

          (vii) extend credit in excess of $1,000,000 to any customer who was not a customer before the date of this Agreement or depart from the normal and customary trade, discount and credit policies of the Company;

          (viii) settle any material administrative or judicial proceedings;

          (ix) make or revoke any material Tax election; or

          (x) commit to do any of the foregoing.

     (c) From the date hereof through the Closing Date, the Company will comply in all material respects with all applicable statutes, regulations, orders and restrictions of the United States of America, all states and other subdivisions thereof, all applicable foreign jurisdictions, all agencies and instrumentalities of the foregoing and all national and international self-regulatory bodies and authorities.

     (d) From the date hereof through the Closing Date, each of the Sellers shall cause the Company to not: (i) reclassify, combine, split, subdivide, redeem or otherwise change in any manner the outstanding shares of capital stock of the Company or any Subsidiary (other than repurchases of Shares held by former employees of the Company and the Subsidiaries upon the termination of their employment and in a manner consistent with past practice), or issue or agree to issue, sell, transfer, pledge, encumber or deliver any stock, bond, debenture or other security of the Company or any Subsidiary (other than the delivery and/or sale of Shares pursuant to the exercise of options outstanding as of the date hereof; provided, that the Sellers shall cause the Company to notify the Buyer of any such issuance within two Business Days following any such exercise) or (ii) amend the certificate of incorporation or the by-laws of the Company or any Subsidiary other than as contemplated by the Framework Agreement, or (iii) commit to do either of (i) or (ii).

     (e) The Company will not take any action that could be expected to materially delay or have a material adverse effect on the ability of the parties to consummate the transaction.

SECTION 6.4. CONDUCT OF THE BUSINESS OF THE BUYER.

     (a) From the date hereof through the Closing Date, the Buyer will use commercially reasonable efforts to (i) preserve the business of the Buyer and its subsidiaries and (ii) continue the operation of the business of the Buyer in the ordinary course.

     (b) From the date hereof through the Closing Date, the Buyer shall not do any of the following:

          (i) amend its Certificate of Incorporation or bylaws;

          (ii) will not declare or pay any dividend or make any other distribution in respect of its capital stock;

          (iii) split, combine or reclassify any shares of its capital stock or redeem or acquire (or agree to do so) any of its equity securities, options or warrants exercisable for equity securities, except pursuant to existing contractual obligations or benefit plans; or

          (iv) issue or agree to issue, sell, transfer, pledge or encumber any stock or other equity security of the Buyer, other than (i) the issuance of, delivery and/or sale of Common Shares pursuant to the exercise of options or warrants outstanding as of the date hereof, (ii) the issuance of options to acquire Common Shares to employees, officers and directors of the Buyer pursuant to plans outstanding on the date hereof or (iii) the issuance of the Buyer Shares as contemplated hereunder.

     (c) The Buyer will not take any action that could be expected to materially delay or have a material adverse effect on the ability of the parties to consummate the transaction.

SECTION 6.5. FURTHER ASSURANCES; APPROVALS; CONSENTS.

     (a) Following the Closing, each party hereto will do such further acts and execute and deliver such further documents regarding their obligations hereunder as may be required for the purpose of (i) accomplishing the purposes of this Agreement or (ii) assuring and confirming unto the other the validity of any documents of conveyance to be delivered at Closing including without limitation: executing and doing (or procuring to be executed and done by any other necessary party) all such deeds, documents, acts and things as a party may from time to time reasonably request in order to effect the transactions contemplated hereby and procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions as are necessary under statute, constitutional documents or any agreement affecting it to give effect to this Agreement; provided, that the Company shall not be obligated under this paragraph (a) and instead each Seller, acting severally and not jointly, shall use all reasonable endeavors in its capacity as a shareholder of the Company to cause the Company to comply with such paragraph.

     (b) For so long after Closing as any Seller or any nominee of it remains the registered holder of any Securities (as the case may be), it shall hold (or direct the relevant nominee to hold) that Security and any distributions, property and rights deriving from it in trust for the Buyer and shall deal with the Securities and any distributions, property and rights deriving from it as the Buyer directs; in particular, each Seller shall exercise all voting rights as the Buyer directs or shall execute an instrument of proxy or other document which enables the Buyer or its representative to attend and vote at any meeting of the Company or any meeting of the holders of Bonds.

     (c) Without limiting the foregoing, each of the parties hereto will (i) use their reasonable efforts to obtain or cause to be obtained as promptly as practicable all consents, waivers, approvals, amendments and authorizations that are necessary under applicable Law, agreement or otherwise to be obtained by any party hereto in connection with the transfer of the Securities, the issuance of the Buyer Shares and the consummation of the transactions contemplated by this Agreement, and (ii) use their commercially reasonable best efforts to bring about the satisfaction as promptly as practicable of all of the conditions contained in Articles 7 or 8 and the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the parties shall apply for, as promptly as practicable following the date hereof, and diligently prosecute all applications for, and shall use their commercially reasonable best efforts to obtain such consents, authorizations and approvals from such third parties and Governmental Authorities as shall be necessary or deemed necessary by the parties to permit the consummation of the transactions contemplated by this Agreement including making the requisite filings with the Federal Trade Commission and the Antitrust Division of the Department of Justice under the HSR Act and with any other competition Laws; provided, however, that nothing contained in this Agreement shall require or be deemed to require the Buyer or any of its subsidiaries, including for these purposes the Company and the Subsidiaries, to sell, divest, transfer, dispose of or otherwise hold separately any of their assets, businesses, product lines or other properties.

SECTION 6.6. NOTICE OF DEFAULT.

     (a) The Company will promptly give notice to the Buyer of the occurrence of any event, or the failure of any event to occur, known to the Company that results in a material breach of any representation or warranty by the Company or a failure by the Company to comply with any material covenant, condition or agreement contained herein.

     (b) The Buyer will promptly give notice to the Company of the occurrence of any event, or the failure of any event to occur, known to the Buyer that results in a material breach of any representation or warranty by the Buyer or a failure by the Buyer to comply with any material covenant, condition or agreement contained herein.

     (c) Each of the Sellers will promptly give notice to the Buyer of the occurrence of any event, or the failure of any event to occur, known to any such Seller that results in a material breach of any representation or warranty by such Seller or a failure by such Seller to comply with any material covenant, condition or agreement contained herein.

SECTION 6.7. NON-SOLICITATION.

     Until the earlier of the Closing Date or the termination of this Agreement, neither the Company, any Subsidiary nor any shareholder, officer, director or affiliate thereof shall solicit, initiate or encourage the submission of any Acquisition Proposal, (i) enter into any agreement or understanding with respect to any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Company shall notify the Buyer in writing and orally within 24 hours after receipt of any Acquisition Proposal or any notice that any Person is considering making an Acquisition Proposal, such notice to include the identity of the Person making such proposal, offer, inquiry or contact, and the terms of such Acquisition Proposal. The Company immediately shall cease and cause to be terminated in all respects all existing discussions or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it or any of the Subsidiaries is a party.

SECTION 6.8. EMPLOYEES.

     (a) On the Closing Date, Manchester, LLC, a subsidiary of the Company, shall pay to the members of the executive team (or any other employee who may be entitled to similar bonuses) all amounts payable to such Persons (less applicable withholding taxes) pursuant to the applicable provisions contained in the Non-ERISA Plans set forth on Schedule 6.8(a).

     (b) The parties intend that there will be continuity of employment with respect to all of the employees of the Company and the Subsidiaries, subject to the proviso at the end of the third sentence in this Section 6.8(b). Buyer shall ensure that all persons who were employed by the Company and the Subsidiaries on the day immediately preceding the Closing Date, including those on vacation, leave of absence or disability, will be employed by the Company on and after the Closing Date, and Buyer shall provide current employees of the Company and the Subsidiaries with compensation and benefits that are comparable in the aggregate to those provided to similarly situated employees of the Buyer and its subsidiaries, subject to the proviso at the end of the third sentence in this
Section 6.8(b). On and after the Closing Date Buyer shall, or shall cause the Company to, honor in accordance with their respective terms (as in effect on the date of this Agreement), all of the provisions of all employment agreements in effect with Company Employees as of the Closing Date in accordance with their terms; provided, however, that nothing set forth in this Agreement shall prohibit the Buyer from terminating the employment of any employee of the Company or any of the Subsidiaries after the Closing Date, or otherwise entering into new employment agreements with any such employee. To the extent required by applicable Law, from and after the Closing Date, the Buyer shall (i) ensure that the Company and the Subsidiaries will continue to be bound by the terms of the collective bargaining agreements set forth on Schedule 4.12(a), and (ii) that the Company and the Subsidiaries comply with their obligations under such collective bargaining agreements and all other statutory bargaining obligations. Notwithstanding anything set forth herein, on and after the Closing Date, the Buyer shall, or shall cause the Company or the applicable Subsidiaries to maintain a severance policy for the benefit of all employees of the Company or any Subsidiary (other than those Persons whose Non-ERISA Plans are set forth on Schedule 4.14(f)) whose employment is terminated on or after the Closing Date (whether due to redundancy or otherwise), which severance policy shall provide each such terminated employee with continued payment of base salary or wages for two weeks, plus an additional week for each 12-month period of service completed by the employee with the Company or any of its Subsidiaries (or predecessor entities thereof) prior to such termination, up to a maximum of six months.

     (c) It is agreed that prior to the Closing, Buyer shall take no action to cause the Company or the Subsidiaries to terminate the employment of any employee of the Company or the Subsidiaries, and neither the Company nor the Subsidiaries shall be under any obligation to terminate any employee of the Company prior to or on the Closing Date.

     (d) With respect to any United States employee benefit plan, program or arrangement maintained by Buyer, for all purposes of determining eligibility to participate and vesting but not for purposes of benefit accrual under any defined benefit pension plan, service with the Company or any Subsidiary shall be treated as service with Buyer; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits. With respect to any employee benefit plan of Buyer that is a "welfare employee benefit plan" (within the meaning of Section 3(1) of ERISA) maintained for the benefit of current employees of the Company or any of its Subsidiaries on and after the Closing Date, the Buyer shall, to the extent permissible under the terms of any such employee benefit plan, (i) cause there to be waived any pre-existing condition limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations for the year in which the Closing Date occurs, to claims incurred and amounts paid by, and amounts reimbursed to, the employees of the Company and any of its Subsidiaries for such year under comparable ERISA Plans in which such employees participated immediately prior to the Closing Date.

     (e) The Buyer shall be responsible for any notices required to be given under, and otherwise complying with, the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), or any similar Law, with respect to a "plant closing" or "mass layoff" (as those terms are defined in WARN) or similar triggering event caused by Buyer after the Closing Date and any resulting liability under WARN or any similar Law.

SECTION 6.9. RESTRICTIONS ON TRANSFER OF BUYER SHARES.

     Each Seller hereby agrees that for a period of 180 days following the Closing Date, such Seller will not, directly or indirectly: (i) make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of the Buyer Shares other than (x) if such Seller is a natural person, a transfer to immediate family members of such Seller or a trust established for such Seller or its immediate family members and (y) if such Seller is an entity, a transfer to affiliates of such Seller or (ii) exercise any registration rights with respect to the Buyer Shares. Each Seller confirms that he, she or it understands that the Buyer may rely on the agreement set forth in the prior sentence.

SECTION 6.10. CONFIDENTIALITY.

     (a) Each of the Sellers, in their capacity as such, shall and shall cause their respective affiliates and their respective directors, officers, employees and agents to, keep confidential, not disclose in any manner and use only in connection with the transactions contemplated by this Agreement all data and information obtained by them (x) from the Buyer, any of its subsidiaries, or their representatives regarding the Buyer and its subsidiaries in contemplation of this transaction and (y) at any time, whether before or following the Closing Date, from the Company and its Subsidiaries, and their respective directors, officers, employees, auditors and agents (in each case other than data or information that (i) is or becomes generally available to the public, except as a result of disclosure by any Seller in violation of this Section 6.10, (ii) (in the case of the paragraph (x) above only) was in the Seller's possession prior to it being furnished to such Seller by the Buyer or its subsidiaries or their respective directors, officers, employees or agents, provided that the source of such information was not known to the Seller to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Buyer with respect to such information, (iii) becomes available to the Seller on a non-confidential basis from a source other than the Buyer or the Company or any of their respective subsidiaries, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any other party with respect to such information, (iv) is independently developed by the Seller without use or reference to confidential information or (v) is disclosed by the Seller to others in accordance with the terms of prior written authorization of the Buyer) ("Confidential Information") and shall insure that such directors, officers, employees and agents do not disclose Confidential Information to third parties without the prior written consent of the Buyer, unless disclosure of Confidential Information is required by Law.

     (b) In the event of the termination of this Agreement in accordance with
Section 9.1, each Seller shall, and shall use their reasonable best efforts to cause their respective affiliates and their respective officers, directors, employees and agents to, (i) return or destroy promptly every document furnished to them by the Buyer, or any officer, director, employee, auditor or agent of the Buyer, in connection with the transactions contemplated by this Agreement and containing Confidential Information and all copies thereof in their possession, and cause any other parties to whom such documents may have been furnished promptly to return such documents and all copies thereof, other than such documents as may have been filed with the SEC or otherwise be publicly available, and (ii) destroy promptly all documents created by them from any Confidential Information and all copies thereof in their possession, and cause any other parties to whom such documents may have been furnished to destroy promptly such documents and any copies thereof.

SECTION 6.11. SHAREHOLDER APPROVAL.

     Prior to the Closing, the Company shall use its commercially reasonable best efforts to (a) provide the shareholders of the Company with adequate disclosure, within the meaning of Section 280G(b)(5)(B)(ii) of the Code and the Treasury Regulations promulgated thereunder (collectively, "Section 280G"), of all material facts concerning the payment of the retention bonuses (referenced in Section 6.8(a) and of certain severance payments and benefits pursuant to agreements set forth in Schedule 4.15(k) to certain specified employees of the Company (collectively the "Payments"); (b) obtain approval of such Payments, in a manner which satisfies the requirements of Section 280G, to the extent failure to obtain such approval would be reasonably expected, based on all facts known to the Company as of the date hereof, to result in a failure of such Payments to be fully tax deductible by the Company; and (c) provide evidence reasonably satisfactory to the Buyer of its compliance with this Section 6.11.


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
SECTION 6.12. TAX CLEARANCE.

     The Company shall (i) use commercially reasonable efforts to obtain as promptly as practicable a consent from the UK Inland Revenue in terms reasonably satisfactory to the Buyer that any interest on the Bonds payable on the redemption of the Bonds within 28 days of Closing can be paid without withholding of UK tax under the provisions of Article 11 of the Double Tax Convention of 24th July 2001 between the UK and the United States of America and
(ii) provide evidence reasonably satisfactory to the Buyer of its compliance with this Section 6.12.

                                  ARTICLE SEVEN

                      CONDITIONS TO THE BUYER'S OBLIGATIONS

     The obligations of the Buyer hereunder shall be subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived, in whole or in part, by the Buyer):

SECTION 7.1. REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Sellers and the Company contained in this Agreement shall be true and correct in all respects when made and true and correct in all material respects as of the Closing Date (except that the representations and warranties of the Company or the Sellers contained herein that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects at and as of the Closing Date) with the same effect as though made at and as of such time (except that those representations and warranties that are made as of a specified date shall be true and correct only as of such date); provided, however, that this condition will be deemed to be satisfied if such untrue or incorrect representations and warranties (without regard to materiality or Material Adverse Effect qualifications) at and as of the Closing Date do not, individually or in the aggregate, have or would not reasonably be expected to have a Material Adverse Effect. Each of the Sellers and the Company shall have duly performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed by him, her or it at or prior to the Closing Date. The Buyer shall have been furnished with certificates of the Company, dated the Closing Date, certifying in such detail as the Buyer reasonably may request to the fulfillment of the foregoing conditions.

SECTION 7.2. LEGAL MATTERS.

     (a) Any waiting period (and any extension thereof) shall have expired or shall have been terminated, and/or the relevant antitrust Governmental Authority shall have issued or deemed to have issued an approval, clearance or authorization under the antitrust laws of the jurisdictions identified in
Schedule 7.2, except where the failure to wait for the expiry of the waiting period or the failure to obtain such approval, clearance or authorization would not have a Material Adverse Effect on the Company or on the Buyer (for the purposes of Section 7.2(a) only, Material Adverse Effect will be defined as applying equally to the Buyer) such Material Adverse Effect being presumed with regard to the filings in the US, the EU, Canada, Israel, and South Africa, and would not expose any of the parties' officers or directors to criminal liability by such Governmental Authorities; and

     (b) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law that has the effect of permanently making the transactions contemplated by this Agreement or the Ancillary Agreements illegal or otherwise requiring the Buyer or any of its subsidiaries including for these purposes the Company and the Subsidiaries to sell divest, transfer, dispose of or otherwise hold separately any of their assets, businesses, product lines, or other properties or any measure permanently prohibiting the consummation of such transactions that has not been withdrawn, revoked by the Drop Dead Date, with the exception that the parties may agree to satisfactory conditions or remedies requested by any Governmental Authority.

SECTION 7.3. RELATED PARTY TRANSACTIONS.

     (a) On the Closing Date, except for those items described on Schedule 7.3, any of the following agreements to which any Seller, any Shareholder or the Company is a party shall have been terminated and no longer be of any force and effect (on terms that state there is no liability for the Company or any of the Subsidiaries under or in respect of any such agreements or their termination):
(i) all agreements between any of the Sellers or Shareholders relating to the Securities, (ii) any contracts or agreements between any Seller or Shareholder on the one hand and the Company or any Subsidiary on the other and (iii) any agreements to which the Company or any of the Subsidiaries is a party for the benefit of any Seller or Shareholder; provided, however, that nothing in this
Section 7.3 shall require or be deemed to require the Company to terminate any agreement with any Seller who is an employee of the Company relating to such person's employment by the Company.

     (b) Pursuant to Section 14.1 thereof, the Investment Agreement will terminate on the Closing Date with no liability or accrued liability to the Company or any of its Subsidiaries thereunder other than the payment of the following fees (the "Fees"): (i) the annual fee provided for under Section 10.3 of the Investment Agreement for the period from October 16, 2004 through and including the Closing Date (which, for the avoidance of doubt, shall not include any fee payable by reason of a Sale) and (ii) the costs and expenses of the parties thereto pursuant to Section 10.2 of the Investment Agreement incurred from October 16, 2004 through and including the Closing Date. Each Seller agrees (on behalf of itself and its affiliates) that, other than in respect of the payment of the Fees as provided for above, no amounts are or will become due or payable to such Seller or any of its affiliates by the Company or any of its Subsidiaries under the Investment Agreement, whether by reason of a Sale or otherwise, and such Seller (on behalf of itself and its affiliates) irrevocably waives any claim or accrued right (howsoever arising) it or any of its affiliates has or may have in relation to the Investment Agreement.

SECTION 7.4. TAX MATTERS.

     (a) The Company or any Subsidiary which is resident for tax purposes in the UK and which has control of MUSH for the purposes of Section 765 of the Income and Corporation Taxes Act of 1988 shall have obtained HM Treasury consent under
Section 765 of the Income and Corporation Taxes Act of 1988 regarding the transfer of MUSH and the subsidiaries of MUSH to the Buyer or a subsidiary of the Buyer.

     (b) The Company shall have obtained a confirmation from the UK Inland Revenue in terms reasonably satisfactory to the Buyer that the disposal of the stock of MUSH to the Buyer or a subsidiary of the Buyer will qualify for the substantial shareholdings exemption from taxation provided for by Schedule 7AC Taxation of Chargeable Gains Act 1992.

SECTION 7.5. OTHER CONDITIONS.

     (a) The Offer shall have been accepted in accordance with its terms in respect of more than 75% of the issued B Shares;

     (b) The Resolution shall have been duly passed as a special resolution of the Company;

     (c) The Bond Resolutions (duly executed by each of the Bond Sellers) shall have been delivered to the Buyer;

     (d) As of the Closing Date, duly executed transfers in respect of all the Securities of the Committed Sellers (and the certificates or indemnities in lieu of lost certificates) required to be delivered by this Agreement to the Buyer and the certificates (and indemnities in lieu of lost certificates) in respect of all of the Shares of all Sellers who accept the Offer shall have been delivered to (or on behalf of) the Buyer; and

     (e) The B Director Consent (duly executed by the B Directors) shall have been delivered to the Buyer.

                                  ARTICLE EIGHT

             CONDITIONS TO THE COMPANY AND THE SELLERS' OBLIGATIONS

     The obligation of the Sellers hereunder shall be subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived, in whole or in part, by the Required Sellers):

SECTION 8.1. REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all respects when made and true and correct in all material respects as of the Closing Date (except that the representations and warranties of the Buyer contained herein that are qualified as to materiality or a Buyer Material Adverse Effect shall be true and correct in all respects at and as of the Closing Date) with the same effect as though made at and as of such time (except that those representations and warranties that are made as of a specified date shall be true and correct only as of such date); provided, however, that this condition will be deemed to be satisfied if such untrue or incorrect representations and warranties (without regard to any materiality or Buyer Material Adverse Effect qualifications) at and as of the Closing Date do not, individually or in the aggregate, have or would not reasonably be expected to have a Buyer Material Adverse Effect. The Buyer shall have duly performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed by the Buyer at or prior to the Closing Date. The Company shall have been furnished with certificates of the Buyer, dated the Closing Date, certifying in such detail as the Company reasonably may request to the fulfillment of the foregoing conditions.

SECTION 8.2. LEGAL MATTERS.

     (a) Any waiting period (and any extension thereof) shall have expired or shall have been terminated, and/or the relevant antitrust Governmental Authority shall have issued or deemed to have issued an approval, clearance or authorization under the antitrust laws of the jurisdictions identified in
Schedule 7.2, except where the failure to wait for the expiry of the waiting period or the failure to obtain such approval, clearance or authorization would not have a Material Adverse Effect on the Company or on the Buyer (for the purposes of Section 8.2(a) only, Material Adverse Effect will be defined as applying equally to the Buyer) such Material Adverse Effect being presumed with regard to the filings in the US, the EU, Canada, Israel, and South Africa, and would not expose any of the parties' officers or directors to criminal liability by such Governmental Authorities; and

     (b) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law that has the effect of permanently making the transactions contemplated by this Agreement or the Ancillary Agreements illegal or otherwise requiring the Buyer or any of its subsidiaries including for these purposes the Company and the Subsidiaries to sell divest, transfer, dispose of or otherwise hold separately any of their assets, businesses, product lines, or other properties or any measure permanently prohibiting the consummation of such transactions that has not been withdrawn, revoked by the Drop Dead Date, with the exception that the parties may agree to satisfactory conditions or remedies requested by any Governmental Authority.

SECTION 8.3. OTHER CONDITIONS.

     (a) The Offer shall have been accepted in accordance with its terms in respect of more than 75% of the issued B Shares; and

     (b) The Resolution shall have been duly passed as a special resolution of the Company.

                                  ARTICLE NINE

                                   TERMINATION

SECTION 9.1. TERMINATION.

     This Agreement may be terminated at any time prior to the Closing:

          (a) By mutual consent of the Required Sellers and the Buyer;

          (b) By either the Required Sellers or the Buyer if (i) the Closing has not been effected on or prior to the close of business on September 30, 2005 (the "Drop Dead Date"); provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Closing to have occurred on or prior to the aforesaid date, or (ii) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement or the Ancillary Agreements and such order, decree, ruling or other action shall have become final and nonappealable; provided, further, however, that if the Closing has not occurred by the Drop Dead Date by reason of nonsatisfaction of the conditions set forth in Section 7.2(a) and Section 8.2(a) and all other conditions in Articles 7 and 8 have been satisfied or are capable of being satisfied or, to the extent legally permissible, have been waived, the Drop Dead Date shall be the date two months after September 30, 2005;

          (c) By the Required Sellers if there has been a material breach by the Buyer of any representation, warranty, covenant or agreement herein or in the Ancillary Agreements, in each case which breach has not been cured within thirty (30) days following receipt by the Buyer of notice of such breach; provided, however, that the Required Sellers may terminate this Agreement immediately if such breach is incapable of being cured or would cause the conditions set forth in Article Eight to be incapable of being satisfied; or

          (d) By the Buyer if there has occurred a material breach by any Seller or the Company of any representation, warranty or other covenant or agreement herein or in the Ancillary Agreements, in each case which breach has not been cured within thirty (30) days following receipt by the Company or the relevant Seller, as the case may be, of notice of such breach; provided, however, that the Buyer may terminate this Agreement immediately if such breach is incapable of being cured or would cause the conditions set forth in Article Seven to be incapable of being satisfied.

SECTION 9.2. EFFECT OF TERMINATION.

          In the event of termination of this Agreement by either the Required Sellers, the Company or the Buyer, this Agreement and the Offer shall forthwith become void and there shall be no liability or obligation hereunder on the part of the Buyer or the Company or their respective shareholders, officers, employees, directors or agents; provided, however, that nothing contained in this Section 9.2 shall relieve any party hereto from any liability for any willful breach of this Agreement in the event of termination pursuant to Sections 9.1(b), (c) or (d).

                                   ARTICLE TEN

                                  MISCELLANEOUS

SECTION 10.1. EXPENSES.

          On the Closing Date the Buyer shall pay, or cause to be paid (other than by the Company or any of the Subsidiaries), the reasonable fees and expenses incurred by the Company and the Sellers in connection with the preparation and performance of this Agreement and the consummation of the transactions contemplated hereby and by the Ancillary Agreements that are set out on Schedule 4.25(b).

SECTION 10.2. GOVERNING LAW.

     This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of New York, without giving effect to the conflict of laws rules thereof that would apply the law of another state.

SECTION 10.3. NOTICES.

     All notices, consents, requests, instructions, approvals and other communications provided for herein shall be deemed validly given, made or served if in writing and delivered personally or sent by certified mail, postage prepaid, or by overnight courier, or by telex, facsimile or telegraph, charges prepaid:

          (a)  if to the Buyer, addressed to:

               Avnet, Inc.
               2211 South 47th Street
               Phoenix, Arizona 85034
               Attention:  Raymond Sadowski
               Facsimile:  (480) 643-7929

               with a copy to:

               Gibson, Dunn & Crutcher LLP
               200 Park Avenue
               New York, New York 10166
               Attention:  Barbara L. Becker
               Facsimile:  (212) 351-4035

          (b)  if to the Company, addressed to:

               Memec Group Holdings Limited
               3721 Valley Centre Drive
               San Diego, CA 92130
               Attention:  David Ashworth
                           Doug Lindroth
               Facsimile:  (858) 314-8857

               with a copy to:

               Simpson Thacher & Bartlett LLP
               1999 Avenue of the Stars
               29th Floor
               Los Angeles, California 90067
               Attention:  Daniel Clivner
               Facsimile:  (310) 407-7502

          (c) if to a Seller, addressed to the address set forth opposite the name of such Seller on Schedule A with a copy to:

               Simpson Thacher & Bartlett LLP
               1999 Avenue of the Stars
               29th Floor
               Los Angeles, California 90067
               Attention:  Daniel Clivner
               Facsimile:  (310) 407-7502

or such other address as shall be furnished in writing by any party to the others.

SECTION 10.4. JURISDICTION.

     Legal proceedings commenced by the Company, the Sellers or the Buyer arising out of any of the transactions or obligations contemplated by this Agreement shall be brought exclusively in the federal courts, or in the absence of federal jurisdiction in state courts, in either case in the State of New York. The Buyer, the Company and each of the Sellers irrevocably and unconditionally submits to the jurisdiction of such courts and agrees to take any and all future action necessary to submit to the jurisdiction of such courts. The Buyer, the Company and each of the Seller irrevocably waives any objection that he, she or it now has or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Company, any Seller or the Buyer in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of a Seller, the Company or the Buyer therein described, or by appropriate proceedings under any applicable treaty or otherwise.

SECTION 10.5. ENTIRE AGREEMENT.

     This Agreement and the Ancillary Agreements represents the entire agreement between the parties and supersedes and cancels any prior oral or written agreement, letter of intent or understanding related to the subject matter hereof and thereof, except for the Nondisclosure Agreement, which shall remain in full force and effect and survive any termination of this Agreement.

SECTION 10.6. BINDING EFFECT.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the Company nor the Sellers may assign or transfer any right hereunder without the prior written consent of the Buyer. The Buyer may assign or transfer its rights hereunder to another direct or indirect affiliate of the Buyer.

SECTION 10.7. AMENDMENTS; WAIVERS.

     No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the Buyer, the Company and the Required Sellers.

SECTION 10.8. COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties.

SECTION 10.9 SEVERABILITY.

     In the event any provision, or portion thereof, of this Agreement is held by a court having proper jurisdiction to be unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and shall not affect the remainder of this Agreement, which shall continue in full force and effect. If any provision of this Agreement is held to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is necessary for it to be enforceable.

SECTION 10.10. SPECIFIC PERFORMANCE.

     (a) Each of the Sellers and the Company acknowledges that the Company and its business are unique and that the Buyer will have no adequate remedy at law and may suffer irreparable damage if such Seller or the Company breach any covenant contained herein or fails to perform any of his, her or its obligations under this Agreement. Accordingly, each Seller and the Company agree that the Buyer shall have the right, in addition to any other rights which they may have, to specific performance and equitable injunctive relief if such Seller or the Company shall fail or threatens to fail to perform any of his, her or its obligations under this Agreement.

     (b) The Buyer acknowledges that the Buyer and its business are unique and that the Sellers and the Company will have no adequate remedy at law and may suffer irreparable damage if the Buyer breaches any covenant contained herein or fails to perform any of its obligations under this Agreement. Accordingly, the Buyer agrees that the Sellers and the Company shall have the right, in addition to any other rights which it may have, to specific performance and equitable injunctive relief if the Buyer shall fail or threaten to fail to perform any of its obligations under this Agreement.

SECTION 10.11. ATTORNEYS' FEES.

     In the event that any action or proceeding, including arbitration, is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration may receive as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration their costs and reasonable attorneys' fees as determined by the person or body making such award, judgment, decision or resolution. Should

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any claim hereunder be settled short of the commencement of any such action or proceeding, including arbitration, the parties in such settlement shall be entitled to include, as part of the damages alleged to have been incurred, reasonable costs of attorneys or other professionals in investigating or counseling on such claim.

SECTION 10.12. SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES.

     The representations and warranties contained in this Agreement shall terminate upon the Closing. The Buyer acknowledges and represents that it has not relied on or been induced to enter into this Agreement by any representation or warranty given by any Seller or any of such Seller's advisors, agents or affiliates or their respective officers, directors or employees other than the representations and warranties expressly set out in this Agreement or the Form of Acceptance or any of the Ancillary Agreements. Each of the Sellers and the Company acknowledges and represents that it has not relied on or been induced to enter into this Agreement by any representation or warranty given by the Buyer or any of the Buyer's advisors, agents or affiliates or their respective officers, directors or employees other than the representations and warranties expressly set out in this Agreement or any of the Ancillary Agreements.

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     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                                          AVNET, INC.

                                          By:  /s/ Raymond Sadowski
                                             -----------------------------------
                                               Name:  Raymond Sadowski
                                               Title:  Senior Vice President and
                                                       Chief Financial Officer


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
                                          MEMEC GROUP HOLDINGS LIMITED

                                          By:  /s/ Doug Lindroth
                                             -----------------------------------
                                               Name:  Doug Lindroth
                                               Title:  Director


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                                          COMMITTED SELLERS

                                          PERMIRA EUROPE II NOMINEES LIMITED

                                          Signed by:  /s/ Laurance McNairn
                                                    ----------------------------
                                          for and on behalf of
                                              Permira Europe II Nominees Limited


                                          PERMIRA UK VENTURE IV
                                          Signed on behalf of Permira UK Venture
                                          IV Nominees
                                          Limited:

                                                      /s/ Daryl Tapp
                                                    ----------------------------
                                          Signed by:  /s/ Adrian Norman
                                                    ----------------------------

                                          (A) as nominee for Barings
                                          (Guernsey) Limited as (i) Trustee of
                                          Schroder UK Venture Fund IV Trust,
                                          and (ii) Custodian of Schroder UK
                                          Venture Fund IV LP1 and Schroder UK
                                          Venture Fund IV LP2, and

                                          (B) as nominee for Schroder Venture
                                          Managers (Guernsey) Limited as
                                          manager of the Schroder UK Venture
                                          Fund IV Co-investment Scheme


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                                        SCHRODER VENTURES US FUND LP1

                                        By:  /s/ Gary Carr
                                           -------------------------------------
                                             Name:  Gary Carr
                                             Title:  Director and Vice President
                                             For and on behalf of Schroder
                                             Venture Managers Inc. as General
                                             Partner of Schroder Ventures US
                                             Fund LP1


                                        By:  /s/ Douglas Mello
                                           -------------------------------------
                                             Name:  Douglas Mello
                                             Title:  Secretary
                                             For and on behalf of Schroder
                                             Venture Managers Inc. as General
                                             Partner of Schroder Ventures US
                                             Fund LP1

                                        SCHRODER VENTURES US FUND LP2

                                        By:  /s/ Gary Carr
                                           -------------------------------------
                                             Name:  Gary Carr
                                             Title:  Director and Vice President
                                             For and on behalf of Schroder
                                             Venture Managers Inc. as General
                                             Partner of Schroder Ventures US
                                             Fund LP2


                                        By:  /s/ Douglas Mello
                                           -------------------------------------
                                             Name:  Douglas Mello
                                             Title:  Secretary
                                             For and on behalf of Schroder
                                             Venture Managers Inc. as General
                                             Partner of Schroder Ventures US
                                             Fund LP2


              [Signature page to Securities Acquisition Agreement]
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                                          DB INDUSTRIAL HOLDINGS GMBH

                                          By:  /s/ Herbert Schaffner
                                             -----------------------------------
                                               Name:  Herbert Schaffner
                                               Title:  Director

                                               Acting as Managing Partner in DB
                                               Industrial Holdings Beteiligungs
                                               AG & Co KG


                                          By:  /s/ Gerald Fabbender
                                             -----------------------------------
                                               Name:  Gerald Fabbender
                                               Title:  Director
                                               Acting as Managing Partner in DB
                                               Industrial Holdings Beteiligungs
                                               AG & Co KG


              [Signature page to Securities Acquisition Agreement]
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                                                  /s/ David Ashworth
                                             -----------------------------------
                                             DAVID ASHWORTH


              [Signature page to Securities Acquisition Agreement]

                                                   /s/ Doug Lindroth
                                             -----------------------------------
                                             DOUG LINDROTH


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
                                                   /s/ Richard Skipworth
                                             -----------------------------------
                                             RICHARD SKIPWORTH


              [Signature page to Securities Acquisition Agreement]

                                          CHRISTOPHER TEFT SKIPWORTH TRUST

                                          By:    /s/ Richard Skipworth
                                             -----------------------------------
                                               Name:  Richard Skipworth

                                          By:    /s/ Colin Stevens
                                             -----------------------------------
                                               Name:  Colin Stevens


              [Signature page to Securities Acquisition Agreement]

                                          NICHOLAS SKIPWORTH TRUST

                                          By:    /s/ Richard Skipworth
                                             -----------------------------------
                                               Name:  Richard Skipworth

                                          By:    /s/ Colin Stevens
                                             -----------------------------------
                                                Name:  Colin Stevens


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
                                          STEPHEN SKIPWORTH TRUST

                                          By:    /s/ Richard Skipworth
                                             -----------------------------------
                                               Name:  Richard Skipworth

                                          By:    /s/ Colin Stevens
                                             -----------------------------------
                                               Name:  Colin Stevens


              [Signature page to Securities Acquisition Agreement]

                                                   /s/ Colin Stevens
                                             -----------------------------------
                                             COLIN STEVENS


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
                                          ANNA JANE STEVENS TRUST

                                          By:    /s/ Richard Skipworth
                                             -----------------------------------
                                               Name:  Richard Skipworth

                                          By:    /s/ Colin Stevens
                                             -----------------------------------
                                               Name:  Colin Stevens


              [Signature page to Securities Acquisition Agreement]

                                          JAMES EDWARDS STEVENS TRUST

                                          By:    /s/ Richard Skipworth
                                             -----------------------------------
                                               Name:  Richard Skipworth

                                          By:    /s/ Colin Stevens
                                             -----------------------------------
                                               Name:  Colin Stevens


              [Signature page to Securities Acquisition Agreement]

                                          JOHN ALEXANDER STEVENS TRUST

                                          By:      /s/ Richard Skipworth
                                               ---------------------------------
                                                   RICHARD SKIPWORTH



                                          By:      /s/ Colin Stevens
                                               ---------------------------------
                                                   COLIN STEVENS


              [Signature page to Securities Acquisition Agreement]

                                          ROBERT WILLIAMS STEVENS TRUST

                                          By:      /s/ Richard Skipworth
                                               ---------------------------------
                                                   RICHARD SKIPWORTH



                                          By:      /s/ Colin Stevens
                                               ---------------------------------
                                                   COLIN STEVENS


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
                                                   /s/ William O'Neill
                                             -----------------------------------
                                             WILLIAM O'NEILL


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
                                                   /s/ Chris Page
                                             -----------------------------------
                                             CHRIS PAGE


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
                                                   /s/ Crawford Beveridge
                                             -----------------------------------
                                             CRAWFORD BEVERIDGE


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
                                                   /s/ David Robino
                                             -----------------------------------
                                             DAVID ROBINO


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
                                                   /s/ Gerry Fay
                                             -----------------------------------
                                             GERRY FAY


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
                                                   /s/ Greg Provenzano
                                             -----------------------------------
                                             GREG PROVENZANO

                                                   /s/ Greg Provenzano
                                             -----------------------------------
                                             G. PROVENZANO AS TRUSTEE OF R.
                                             PROVENSANO



                                                   /s/ Greg Provenzano
                                             -----------------------------------
                                             G. PROVENZANO AS TRUSTEE OF L.
                                             PROVENSANO


              [Signature page to Securities Acquisition Agreement]

                                                   /s/ Scott Mercer
                                             -----------------------------------
                                             SCOTT MERCER


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
                                                   /s/ Yee Yang Chiah
                                             -----------------------------------
                                             YEE YANG CHIAH


              [Signature page to Securities Acquisition Agreement]